                                 EXECUTION COPY

                             REINSURANCE AGREEMENT

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY,

                                      AND

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

                          DATED AS OF: JANUARY 1, 2013


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                               TABLE OF CONTENTS

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                                                                            PAGE
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Article I DEFINITIONS                                                          1
  Section 1.1  Definitions                                                     1
Article II BASIS OF REINSURANCE AND BUSINESS REINSURED                        12
  Section 2.1  Reinsurance                                                    12
  Section 2.2  Separate Accounts                                              13
  Section 2.3  Non-Guaranteed Elements                                        13
  Section 2.4  Reserves and Liabilities Reporting                             13
  Section 2.5  Insurance Contract Changes                                     13
  Section 2.6  Follow the Fortunes                                            15
Article III TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS;
ADMINISTRATION AND ACCOUNTING                                                 16
  Section 3.1  Payments by the Ceding Company                                 16
  Section 3.2  Assignment of Recoverables                                     18
  Section 3.3  Payments by the Reinsurer                                      19
  Section 3.4  Net Settlement                                                 19
  Section 3.5  Delayed Payments                                               20
  Section 3.6  Offset and Recoupment Rights                                   20
  Section 3.7  Administration and Accounting                                  20
  Section 3.8  Certain Reports                                                20
Article IV LICENSES; REINSURANCE CREDIT                                       22
  Section 4.1  Licenses                                                       22
  Section 4.2  Security                                                       22
  Section 4.3  Trust Account and Settlements                                  24
  Section 4.4  Valuation Method and Investment of Trust Assets                25
  Section 4.5  Deposit of Assets                                              25
  Section 4.6  Adjustment of Security and Withdrawals                         25
  Section 4.7  Valuation of Assets                                            27
  Section 4.8  Reserve Credit                                                 28
  Section 4.9  Actions Following Reinvestment Event,
                Triggering Event or Reserve Credit Event                      29
  Section 4.10  Trust Withdrawal Event                                        30
  Section 4.11  Cure of Triggering Event or Reserve Credit Event              30
Article V OVERSIGHTS; COOPERATION; REGULATORY MATTERS                         31
  Section 5.1  Oversights                                                     31
  Section 5.2  Cooperation                                                    31
  Section 5.3  Regulatory Matters                                             31
Article VI INSOLVENCY                                                         31
  Section 6.1  Insolvency of the Ceding Company                               31

                                       i

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Article VII DURATION; RECAPTURE                                               34
  Section 7.1  Duration                                                       34
  Section 7.2  Survival                                                       34
  Section 7.3  Recapture                                                      34
  Section 7.4  Recapture Payments                                             35
Article VIII INDEMNIFICATION; DISCLAIMER                                      35
  Section 8.1  Reinsurer's Obligation to Indemnify                            35
  Section 8.2  Ceding Company's Obligation to Indemnify                       35
  Section 8.3  Notice of Claim; Defense                                       36
  Section 8.4  No Duplication; Exclusive Remedy                               37
  Section 8.5  Limitation on Set-off                                          38
  Section 8.6  Recovery by Indemnified Party                                  38
  Section 8.7  Right to Indemnification                                       38
  Section 8.8  Cost of Enforcement                                            39
  Section 8.9  Waiver of Duty of Utmost Good Faith                            39
Article IX MISCELLANEOUS                                                      39
  Section 9.1  Remedies                                                       39
  Section 9.2  Governing Law                                                  39
  Section 9.3  Jurisdiction; Venue                                            40
  Section 9.4  Jury Waiver                                                    40
  Section 9.5  Notices                                                        40
  Section 9.6  Successors and Assigns; No Third-Party Beneficiaries           42
  Section 9.7  Entire Agreement; Amendments                                   42
  Section 9.8  Interpretation                                                 42
  Section 9.9  Waivers                                                        44
  Section 9.10  Expenses                                                      44
  Section 9.11  Partial Invalidity                                            44
  Section 9.12  Execution in Counterparts                                     45
  Section 9.13  Treatment of Confidential Information                         45

SCHEDULES:

SCHEDULE 1.1(a)  Covered Insurance Policies
SCHEDULE 1.1(b)  Separate Accounts

EXHIBITS:

EXHIBIT A  Form of Trust Agreement
EXHIBIT B-1 Form of General Account Settlement Statement EXHIBIT B-2 Form of Separate Account Settlement Statement EXHIBIT C Investment Guidelines
EXHIBIT D  Termination Settlement under Section 7.4
EXHIBIT E  Form of Trust Withdrawal Event Notice
EXHIBIT F Form of Trust Withdrawal Event Acknowledgment EXHIBIT G Form of Cure Notice
EXHIBIT H  Form of Cure Acknowledgment
EXHIBIT I  Schedule of Plan Administrative Service Agreements

                                       ii


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                             REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT (this "Agreement"), is made and entered into on January 1, 2013 and effective as of the Effective Time by and between HARTFORD LIFE INSURANCE COMPANY, a life insurance company domiciled in the State of Connecticut (the "Ceding Company") and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company domiciled in the Commonwealth of Massachusetts ("Buyer" or the "Reinsurer"). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a "Party."

WHEREAS, Hartford Life, Inc. has agreed to sell, and Buyer has agreed to purchase, the Business and certain assets of Hartford Life, Inc. and its Affiliates pursuant to a Purchase and Sale Agreement, dated as of September 4, 2012 (the "Purchase Agreement");

WHEREAS, as contemplated by the Purchase Agreement, the Ceding Company wishes to cede to the Reinsurer, and the Reinsurer wishes to reinsure, on a one hundred percent (100%) indemnity reinsurance basis, on the terms and conditions set forth herein, certain liabilities in respect of the Covered Insurance Policies (as hereinafter defined);

WHEREAS, in connection with the Closing, the Ceding Company and the Reinsurer have entered into the Trust Agreement, pursuant to which the trustee thereunder shall hold assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement; and

WHEREAS, simultaneously with their entry into this Agreement on the date hereof, the Ceding Company and the Reinsurer are entering into, among other agreements,
(i) the Administrative Services Agreement, pursuant to which the Reinsurer, in its capacity as the Administrator, shall provide, or cause the provision of, certain administrative services on behalf of the Ceding Company with respect to the Covered Insurance Policies and the related Plan ASAs; and (ii) the Transition Services Agreement, pursuant to which the Ceding Company and/or one or more of its Affiliates shall provide or cause the provision of certain transitional services to the Reinsurer and its Affiliates with respect to the Business.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1 DEFINITIONS. Any capitalized term used but not defined herein shall have the meaning set forth in the Purchase Agreement. The following terms have the respective meanings set forth below throughout this Agreement:

                                    1

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"Accounting Period" means each calendar quarter during the term of this
Agreement or any fraction thereof ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Section 7.1, as applicable.

"Administrative Services Agreement" means that certain Administrative Services Agreement dated as of the date hereof by and between the Ceding Company and the Reinsurer.

"Administrator" has the meaning set forth in the Administrative Services Agreement.

"Agreement" has the meaning set forth in the preamble.

"Assets" has the meaning set forth in the Trust Agreement.

"Assignment" has the meaning set forth in Section 3.2(a).

"Ceding Company" has the meaning set forth in the preamble.

"Ceding Company Extra Contractual Obligations" means all Liabilities and obligations to any Person either existing as of the Effective Time or arising out of or relating to events, acts or omissions occurring, or disclosures made, prior to the Effective Time relating to the Business or the Covered Insurance Policies (other than Liabilities or obligations arising under the express terms and conditions, and within the limits, of the Covered Insurance Policies), including any Liability for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra contractual damages, including all legal fees and expenses relating thereto, which Liabilities or obligations arise from any act, error or omission, whether intentional, negligent or in bad faith, arising out of (i) the form, sale, marketing, underwriting, production, issuance, cancellation or administration of the Covered Insurance Policies, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under the Covered Insurance Policies, or (iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Covered Insurance Policies, including any fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra contractual damages, including all legal fees and out-ofpocket expenses relating thereto related to escheat or unclaimed property Liabilities to the extent that the Liability to pay amounts with respect to the relevant Covered Insurance Policy to any Governmental Body relates to property deemed abandoned (as determined pursuant to Applicable Law) prior to the Effective Time. For the avoidance of doubt, (A) any Liabilities includable in
(iii) above which relate to any escheat or abandoned property audits or examinations by a Governmental Body initiated prior to the Effective Time shall be included within the definition of Ceding Company Extra Contractual Obligations to the extent such audits or examinations relate to property deemed abandoned (as determined pursuant to Applicable Law) prior to the Effective Time and (B) any Liability to the extent arising out of or relating to events, acts or omissions occurring, or disclosures made, on or following the Effective Time in connection with the management, operation or conduct of the Business by the Reinsurer and its Affiliates shall not be a Ceding Company Extra Contractual Obligation, even if such event, act, omission or disclosure is consistent with the practices and procedures followed by the Ceding Company and its Affiliates prior to the Effective Time.

                                    2

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"Ceding Company Indemnified Parties" has the meaning set forth in Section 8.1.

"Claim Notice" has the meaning set forth in Section 8.3(a).

"Closing Date" means January 1, 2013.

"Company Action Level RBC" means, at any date of determination, two hundred percent (200%) of the authorized control level risk based capital of the Reinsurer determined in accordance with the Applicable Law of the state of domicile of the Reinsurer.

"Confidential Information" means all documents and information concerning one Party, any of its Affiliates, any Distributor, any mutual fund organization that has its mutual funds offered as funding vehicles for one or more Separate Accounts, the Business or the Covered Insurance Policies, including any information relating to any Person insured directly or indirectly under, or any Plan sponsor in respect of, the Covered Insurance Policies, furnished to the other Party or such other Party's Affiliates or Representatives in connection with this Agreement or the transactions contemplated hereunder, except that Confidential Information does not include information which: (a) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a disclosure by the receiving Party hereunder or by any Representative or Affiliate of such Party hereto; (b) was in the possession of, or becomes available to, the receiving Party or such Party's Representatives or Affiliates on a non-confidential basis, directly or indirectly, from a source other than the disclosing Party or its Representatives, provided, that such source is not and was not known to the receiving Party or its Representatives or Affiliates to be prohibited from transmitting the information by a contractual, legal, fiduciary, or other obligation of confidentiality by the disclosing Party; or (c) was independently developed without violating any obligations under this Agreement and without the use of any other Confidential Information or any derivative thereof.

"Covered Insurance Policies" means (i) any and all binders, endorsements, riders, policies, certificates, group annuity contracts, group funding agreements, maturity funding contracts, contracts of insurance and supplementary contracts issued or renewed by the Ceding Company in connection with the Business set forth on Schedule 1.1(a); and (ii) the New Insurance Policies.

"Cure Acknowledgment" has the meaning set forth in Section 4.11.

"Cure Event" has the meaning set forth in Section 4.11.

"Cure Notice" has the meaning set forth in Section 4.11.

"Effective Time" means 12:00:01 a.m. (New York time) on January 1, 2013.

"Eligible Assets" has the meaning set forth in Section 4.4.

"Estimated Premium Increase" has the meaning set forth in Section 8.6(a).

                                    3

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"Excluded Liabilities" means the Liabilities that are not reinsured by Reinsurer as Reinsured Liabilities, including the following liabilities and contractual and other obligations of the Ceding Company and its Affiliates:

(i) Ceding Company Extra Contractual Obligations; and

(ii) any increased Liabilities of the Ceding Company under, arising out of or relating to the Covered Insurance Policies, to the extent caused by (a) any failure by the Ceding Company to implement or otherwise put into effect the Reinsurer's recommendations with respect to Non-Guaranteed Elements in accordance with Section 2.3, other than to the extent that following such recommendation would have violated any Applicable Law, generally accepted and applicable Actuarial Standards of Practice or the terms of any Covered Insurance Policy, (b) an action or omission of the Ceding Company in breach of Section 2.5, (c) any action taken by the Ceding Company with respect to the Covered Insurance Policies in breach of this Agreement or the Administrative Services Agreement or (d) any action taken by the Ceding Company pursuant to Section 4.02 of the Administrative Services Agreement other than to the extent such action was required by Applicable Law or the terms and conditions of the Covered Insurance Policies.

"Fair Market Value" means the fair market value of such Asset as calculated by the Reinsurer. In providing this calculation, the Reinsurer shall use prices published by a nationally recognized pricing service for assets for which such prices are available, and for assets for which such prices are not available, the Reinsurer shall use methodologies consistent with those which it uses for determining the fair market value of assets held in its own general account (other than the Assets) in the ordinary course of business.

"General Account Liabilities" means:

(i) all gross Liabilities, obligations and expenses arising under the Covered Insurance Policies, other than the Separate Account Liabilities, including:

(a) all Liabilities resulting under the terms and conditions of the Covered Insurance Policies for claims and benefits (including lump sum payments, annuitization payments, deferred payments, discontinuance disbursements, payments in respect of market value adjustments, rights to purchase additional coverage and any other settlement options), claim expenses, interest on claims or unearned premiums, withdrawals, surrenders, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits, including any payments of any of the above to any Governmental Body whether for tax withholding, escheat, unclaimed property or otherwise;

(b) all Liabilities arising out of any changes to the terms and conditions of the Covered Insurance Policies mandated by Applicable Law or initiated by the applicable Plan sponsor or Plan participant pursuant to the terms of the applicable Covered Insurance Policy; and

(c) all Liabilities that relate to any amounts held in the general account of the Ceding Company pending transfer to the Separate Accounts; and

                                    4


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(ii) the following Liabilities, obligations, expenses and Premium taxes:

(a) taxes due in respect of Premiums received or accrued by the Ceding Company (other than such taxes for which the Ceding Company is liable under the Purchase Agreement); provided that, for the avoidance of doubt, the amount of any such Premium taxes shall be determined without regard to any credits, deductions or offsets to such Premium taxes available to the Ceding Company;

(b) Fees and other amounts payable by the Ceding Company in respect of the Covered Insurance Policies and Plan ASAs;

(c) Compensation and other servicing and administration fees relating to the Covered Insurance Policies payable by the Ceding Company or HSD to or for the benefit of the Distributors; and

(d) all Reinsurer Extra Contractual Obligations; and

(iii) the following Liabilities, obligations, excise taxes and expenses:

(a) assessments and similar charges in connection with participation by either Ceding Company or Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Body to the extent related to Premiums earned on or after the Effective Time after taking into consideration any credits, deductions or offsets available to the Ceding Company relative to such assessments and charges;

(b) all Liabilities to the extent relating to acts, errors or omissions occurring on or after the Effective Time that relate to one or more Separate Accounts that are not payable out of the assets of the Separate Accounts, including any loss to a fund or product resulting from pricing errors, expense calculation errors or missing fund activity; and

(c) all excise taxes imposed with respect to the administration of the Covered Insurance Policies on or after the Effective Time.

"General Account Reserves" means the aggregate amount of general account reserves, deposits, due and unpaid amounts and incurred but not reported liabilities, in each case with respect to the Covered Insurance Policies, calculated consistent with the reserve requirements, statutory accounting rules and actuarial principles applicable to the Ceding Company under Applicable Law; provided, the term "General Account Reserves" does not include the Separate Account Reserves.

"General Account Settlement Statement" has the meaning set forth in Section 3.4(a).

                                    5

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"Indemnified Party" has the meaning set forth in Section 8.3(a).

"Indemnifying Party" has the meaning set forth in Section 8.3(a).

"Intercompany Services Agreement" has the meaning set forth in Section 3.1(d).

"Moody's" means Moody's Investors Service, Inc., or any successor thereto.

"Net Settlement" has the meaning set forth in Section 3.4(a).

"New Insurance Policies" means the binders, endorsements, riders, policies, certificates, group annuity contracts, group funding agreements, maturity funding contracts and contracts of insurance and supplementary contracts issued by the Administrator in the name of the Ceding Company following the Closing Date in accordance with the Administrative Services Agreement.

"Non-Guaranteed Elements" has the meaning set forth in Actuarial Standard of Practice 1 -- Non-Guaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non-Guaranteed Elements as in effect from time to time.

"Party" has the meaning set forth in the preamble.

"Payee" has the meaning set forth in Section 6.1(a).

"Plan ASA" means each administrative services agreement between the Ceding Company and any Plan sponsor related to a Covered Insurance Policy. A list of all Plan ASAs is attached hereto as Exhibit I.

"Premiums" means premiums, considerations, deposits, loan repayments and other receipts received in respect of the Covered Insurance Policies, including any amounts received under any Plan ASA.

"Purchase Agreement" has the meaning set forth in the recitals.

"RBC Ratio" means, with respect to the Reinsurer, the percentage equal to (i) the quotient of the Total Adjusted Capital of the Reinsurer DIVIDED BY the Company Action Level RBC, MULTIPLIED BY(ii) 100.

"RBC Reporting Deadline" means, as of any date, the date that is either: (i) sixty (60) calendar days after the end of each calendar year, or (ii) forty-five
(45) calendar days after the end of any calendar quarter other than the calendar quarter ending on December 31.

"Recapture Date" has the meaning set forth in Section 7.3(a).

"Recapture Triggering Event" means either of the following occurrences:

(a) the Reinsurer becomes insolvent or is placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there is instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator,

                                    6

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conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; or

(b) the Reinsurer's RBC Ratio as of any quarter-end falls below 175%, 150%, 125%, 100%, 75%, 50%, 25% or 0% and the Reinsurer has not cured such shortfall as of the applicable RBC Reporting Deadline to the lowest incremental percentage listed above that the Reinsurer's RBC Ratio exceeded as of the immediately preceding RBC Reporting Deadline; provided, that in the event there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer's state of domicile with respect to the components of and methodologies contained in such calculation, the Parties shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer's RBC Ratio in effect as of the Effective Time within thirty
(30) calendar days after the implementation of such change, and if the Parties cannot agree on any such alternative, the Reinsurer shall continue to calculate its RBC Ratio as if such material change had not occurred.

                                    7

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"Recoverables" has the meaning set forth in Section 3.1(b).

"Reinsured Liabilities" means the General Account Liabilities and the Separate Account Liabilities; provided that in no event shall any Excluded Liability be a Reinsured Liability.

"Reinsurer" has the meaning set forth in the preamble.

"Reinsurer Extra Contractual Obligations" means all Liabilities and obligations to any Person arising out of or relating to events, acts or omissions occurring, or disclosures made, on or after the Effective Time relating to the Business or the Covered Insurance Policies (other than Liabilities or obligations arising under the express terms and conditions, and within the limits, of the Covered Insurance Policies), including any Liability for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra contractual damages, including all legal fees and expenses relating thereto, which Liabilities or obligations arise from any act, error or omission, whether intentional, negligent or in bad faith, arising out of (i) the form, sale, marketing, underwriting, production, issuance, cancellation or administration of the Covered Insurance Policies, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under the Covered Insurance Policies, or (iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Covered Insurance Policies, including any fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of extra contractual damages, including all legal fees and out-of-pocket expenses relating thereto related to escheat or unclaimed property Liabilities to the extent that the Liability to pay amounts with respect to the relevant Covered Insurance Policy to any Governmental Body relates to property deemed abandoned (as determined pursuant to Applicable Law) on or after the Effective Time. For the avoidance of doubt, any Liability to the extent arising out of or relating to events, acts or omissions occurring, or disclosures made, on or following the Effective Time in connection with the management, operation or conduct of the Business by the Reinsurer and its Affiliates shall be a Reinsurer Extra Contractual Obligation, even if such event, act, omission or disclosure is consistent with the practices and procedures followed by the Ceding Company and its Affiliates prior to the Effective Time.

                                    8


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"Reinsurer Indemnified Parties" has the meaning set forth in Section 8.2.

"Required Balance" means an amount equal to one hundred percent (100%) of the General Account Reserves.

"Reinvestment Event" means any of the following occurrences at any time following a Trust Withdrawal Event:

(a) the numerical value of the Required Balance exceeds $250,000,000;

(b) a Triggering Event; or

(c) a Reserve Credit Event.

"Reserve Credit" means full Statutory Financial Statement credit for the reinsurance ceded to the Reinsurer with respect to the General Account Liabilities under this Agreement in the Ceding Company's NAIC Annual Statement Blank and in all Statutory Financial Statements of the Ceding Company required to be filed with the Governmental Body charged with supervision of insurance companies in the State of Connecticut.

"Reserve Credit Event" means any event that would cause the Ceding Company to not be permitted to receive Reserve Credit on any of its Statutory Financial Statements provided that such event has not been remedied prior to the last calendar day of the calendar quarter in which such event occurs.

"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or any successor thereto.

"SAP" means the statutory accounting principles prescribed or permitted by the insurance regulatory authorities of the State of Connecticut or other applicable jurisdictions.

"Separate Account Liabilities" means all Liabilities, obligations, expenses and Premium and excise taxes arising under the Covered Insurance Policies, whether incurred before, at or after the Effective Time, to the extent payable out of the Separate Accounts.

"Separate Account Reserves" means the aggregate amount of reserves and deposits of the Ceding Company attributable to the Separate Account Liabilities, calculated consistent with the reserve requirements, statutory accounting rules and actuarial principles applicable to the Ceding Company under Applicable Law.

"Separate Account Settlement Statement" has the meaning set forth in Section 3.4(a).

                                    9

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"Separate Accounts" means the registered and unregistered separate accounts or sub-accounts of the Ceding Company applicable to the Covered Insurance Policies as identified in Schedule 1.1(b) hereto.

"Statutory Book Value" shall mean, with respect to any Eligible Asset, the dollar amount thereof stated on the Statutory Financial Statements as admitted assets of the Reinsurer, as determined in accordance with the statutory accounting requirements in the Reinsurer's state of domicile, but disregarding any prescribed or permitted practices applicable to the Reinsurer.

"Statutory Financial Statements" means, with respect to any Party, the annual and quarterly statutory financial statements of such Party filed with the Governmental Body charged with supervision of insurance companies in the jurisdiction of domicile of such Party to the extent such Party is required by Applicable Law to prepare and file such financial statements.

"Terminal Accounting Period" means the Accounting Period during which the Recapture Date occurs.

"Terminal Settlement" has the meaning set forth in Section 7.4.

"Terminal Settlement Statement" has the meaning set forth in Section 7.4.

"Third Party Appraiser" means a nationally recognized independent appraisal firm which is mutually acceptable to the Reinsurer and the Ceding Company or, if the Reinsurer and the Ceding Company are unable to agree on such an appraisal firm, an independent appraisal firm selected by mutual agreement of the Reinsurer's and the Ceding Company's independent accountants.

"Third-Party Claim" has the meaning set forth in Section 8.3(a).

"Total Adjusted Capital" means, with respect to any insurance company, its total adjusted capital as calculated in accordance with the most current formula for calculating such amount adopted by the insurance regulatory authority in such insurance company's state of domicile.

"Transaction Agreements" means the Purchase Agreement and each of the Ancillary Agreements other than this Agreement.

"Treasury Regulations" means the Treasury Regulations (including temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

"Triggering Event" means either of the following occurrences:

(a) the Reinsurer's RBC Ratio falls below 300% as of a quarter-end and the Reinsurer has not cured such shortfall as of the applicable RBC Reporting Deadline; provided, that in the event there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer's state of domicile with respect to the components of and methodologies contained in such calculation, the Parties shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer's RBC Ratio in effect as of the Effective Time within thirty (30) calendar days after the implementation of such change, and if the Parties cannot agree on any such alternative, the Reinsurer shall continue to calculate its RBC Ratio as if such material change had not occurred; or

                                    10

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(b) at any time following a Trust Withdrawal Event, the financial strength rating of the Reinsurer falls below "BBB" as rated by S&P and "Baa2" as rated by Moody's.

                                    11

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"Trust Account" means the reserve trust account established by the Reinsurer and the Ceding Company for the benefit of the Ceding Company under the Trust Agreement.

"Trust Agreement" means that certain Trust Agreement dated as of December 31, 2012 by and among the Reinsurer, the Ceding Company and Citibank N.A., as trustee, substantially in the form of Exhibit A hereof.

"Trust Withdrawal Event" has the meaning set forth in Section 4.10.

"Trust Withdrawal Event Conditions" means:

(a) the financial strength rating of the Reinsurer is "BBB" or higher as rated by S&P and "Baa2" or higher as rated by Moody's;

(b) the Reinsurer's RBC Ratio is greater than or equal to 300% as of the immediately preceding quarter-end;

(c) the numerical value of the Required Balance is less than $250,000,000; and

(d) no Reserve Credit Event has occurred and is continuing.

"Trust Withdrawal Event Acknowledgment" has the meaning set forth in Section
4.10.

"Trust Withdrawal Event Notice" has the meaning set forth in Section 4.10.

                                   ARTICLE II

                  BASIS OF REINSURANCE AND BUSINESS REINSURED

SECTION 2.1 REINSURANCE. Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes on an indemnity reinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure, one hundred percent (100%) of the General Account Liabilities on a coinsurance basis and one hundred percent (100%) of the Separate Account Liabilities on a modified coinsurance basis. This Agreement is solely between the Ceding Company and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Company. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured, terminated or reduced as provided herein. On and after the Effective Time, in accordance with the terms of this Agreement, the Reinsurer shall be obligated to make payments to or on behalf of the Ceding Company, as and when due, of all General Account Liabilities.

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SECTION 2.2 SEPARATE ACCOUNTS.

(a) For each of the Separate Accounts applicable to Covered Insurance Policies, the amount to be invested in accordance with the terms of such Covered Insurance Policy shall be held by the Ceding Company in the Separate Accounts, and all Premiums with respect to such Covered Insurance Policy shall be deposited in the Separate Accounts to the extent required to be deposited therein by such Covered Insurance Policy. From and after the Effective Time, subject to the rights of the Reinsurer as the Administrator, the Ceding Company shall retain, control and own all assets contained in the Ceding Company's Separate Accounts and shall hold the Separate Account Reserves with respect to the Covered Insurance Policies that are funded, in whole or in part, by one or more of the Ceding Company's Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with SAP.

(b) For each of the Separate Accounts applicable to Covered Insurance Policies, the amount to be paid with respect to surrenders, loans, annuitization payments, death benefits or any other amounts payable under such Covered Insurance Policy shall be paid out of the Separate Accounts to the extent required by such Covered Insurance Policy. Any amounts required to be paid from assets of any Separate Accounts pursuant to the terms of a Covered Insurance Policy shall be paid from the relevant Separate Account and the Reinsurer shall not be required to pay any such amounts out of its own general account. For purposes hereof, the Reinsured Liabilities attributable to the Covered Insurance Policies shall be apportioned between the General Account Liabilities and the Separate Account Liabilities in a manner consistent with the terms and conditions of the applicable Covered Insurance Policies.

SECTION 2.3 NON-GUARANTEED ELEMENTS. The Ceding Company shall set all Non-Guaranteed Elements under the Covered Insurance Policies from and after the Effective Time, taking into account the recommendations of the Reinsurer acting in its capacity as Administrator under the Administrative Services Agreement with respect thereto, which the Ceding Company shall only reject in good faith and on a reasonable basis that such recommendations fail to comport with Applicable Law, generally accepted and applicable Actuarial Standards of Practice or the terms of any Covered Insurance Policy.

SECTION 2.4 RESERVES AND LIABILITIES REPORTING. Pursuant to the Administrative Services Agreement and in accordance with the terms thereof, the Reinsurer acting in its capacity as Administrator thereunder shall provide to the Ceding Company information relating to the reserves and liabilities in respect of the Covered Insurance Policies.

SECTION 2.5 INSURANCE CONTRACT CHANGES. Except as directed by the Reinsurer or as performed by the Reinsurer (or its duly appointed assignee or delegatee) acting on behalf of the Ceding Company in Reinsurer's capacity as Administrator, the Ceding Company, on its own initiative, shall not change the terms or conditions of any Covered Insurance Policy, other than for any change required by the terms of any Covered Insurance Policies, any Governmental Body or Applicable Law. Furthermore, the Ceding Company shall not object to or hinder any efforts by the Reinsurer to effectuate any changes to any Covered Insurance Policy, including increases to any fees or charges thereunder, as long as such changes are not contrary to the terms and conditions of such Covered Insurance Policy or this Agreement or in violation of any Applicable Law or Governmental Order. If the Reinsured Liabilities under any of the Covered Insurance Policies are changed (a) because of changes made on or after the Effective Time in the terms and conditions of the Covered Insurance Policies effected by the Reinsurer acting in its capacity as Administrator or at the direction of the Reinsurer, or
(b) pursuant to the terms of any Covered Insurance Policies or

                                    13

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required by any Governmental Body or Applicable Law, the Reinsurer will participate, on the reinsurance basis set forth in Section 2.1, and assume one hundred percent (100%) of all Liabilities and obligations resulting from such changes and shall fully indemnify the Ceding Company and hold the Ceding Company harmless with respect to such changes. With respect to any change that, despite being required by the terms of any Covered Insurance Policies, any Governmental Body or Applicable Law, the Administrator is not implementing, the Ceding Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such proposed change and afford the Reinsurer, at the Reinsurer's expense, the opportunity to object to such change under applicable administrative procedures (both formal and informal). In the event the Reinsurer seeks to object as provided in the previous sentence, the Reinsurer shall indemnify and hold the Ceding Company harmless for any Loss so suffered by the Ceding Company in accordance with Article

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VIII. Likewise, in the event the Ceding Company refuses to comply with any request by the Reinsurer or the Administrator to implement a change or hinders Reinsurer's or Administrator's efforts to implement a change and such change is not contrary to the terms and conditions of the applicable Covered Insurance Policy or this Agreement or in violation of any Applicable Law or Governmental Order, the Ceding Company shall indemnify and hold the Reinsurer harmless for any Loss so suffered by the Reinsurer in accordance with Article VIII.

SECTION 2.6 FOLLOW THE FORTUNES. Subject to the terms and conditions hereof, the Reinsurer's Liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Covered Insurance Policies and the Reinsurer's Liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of Premiums paid to the Ceding Company without any deductions, and to the same modifications, alterations, terminations and recaptures, as the respective Covered Insurance Policies and Reinsured Liabilities to which liability under this Agreement attaches, the true intent of this Agreement being that the Reinsurer shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Ceding Company under the Covered Insurance Policies, and the Reinsurer shall be bound, without limitation, by all payments and settlements under the Covered Insurance Policies on or after the Effective Time.

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                                  ARTICLE III

    TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS; ADMINISTRATION AND ACCOUNTING

SECTION 3.1 PAYMENTS BY THE CEDING COMPANY.

(a) As consideration for the Reinsurer's agreement to provide reinsurance pursuant to this Agreement, the Ceding Company will transfer, on or prior to the Closing Date, in accordance with the mechanics set forth in the Purchase Agreement and in the Trust Agreement, to the Trust Account, Eligible Assets with a Fair Market Value equal to the Net Transfer Amount. Such payment shall be adjusted following the date hereof in accordance with the mechanics set forth therefor in the Purchase Agreement.

(b) As additional consideration for the reinsurance provided herein, the Reinsurer shall be entitled to one hundred percent (100%) of all of the following amounts actually received by the Ceding Company, HSD or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Covered Insurance Policies that are either due and unpaid as of the Effective Time or that arise on any date after the Effective Time (items (i) through (v) below, collectively, the "Recoverables"):

(i) Premiums;

(ii) Litigation recoveries to the extent such recoveries relate to Reinsured Liabilities;

(iii) Without duplication, all charges and fees, including per participant fees, management fees, marketing fees, 12b-1 fees, record-keeping fees, policy loan fees, mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately, and amounts for the pre-tax amount of any expense reimbursement (other than "soft dollars"), indemnification, revenue-sharing or other payments made to the Ceding Company or its Affiliates by any mutual fund organization or other third party attributable to the use of such organization's mutual funds as funding vehicles to the extent related to the Covered Insurance Policies;

(iv) Without duplication, all other payments, collections, fees, credits, releases of funds to the Ceding Company from any Separate Accounts established by the Ceding Company and any and all recoveries relating to the Reinsured Liabilities or the Covered Insurance Policies; and

(v) Any investment income actually received by HLIC or HSD relating to items (i) through (iv) above.

Actual, direct receipt by the Reinsurer, including in its role as Administrator under the Administrative Services Agreement, or any of its Affiliates of any such amounts shall satisfy any obligation of the Ceding Company to transfer any such amount to the Reinsurer hereunder.

(c) The Ceding Company hereby appoints the Reinsurer as its agent and attorney-in-fact to collect all Recoverables in the Ceding Company's name. The Ceding Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Ceding Company, all rights at law or in equity or good faith claims of the Ceding Company with respect to all Recoverables. If necessary for such collection, the Ceding Company shall reasonably cooperate, at the Reinsurer's expense, in any litigation or other dispute resolution mechanism relating to such collection. The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoverables. To the extent that the Ceding Company recovers any Recoverables from any third party attributable to the Covered Insurance Policies, the Ceding Company shall promptly (but no later than within ten (10) Business Days) transfer such amounts to the Reinsurer, together with any pertinent information that the Ceding Company may have relating thereto.

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(d) If during the term of this Agreement (i) that certain Intercompany Services
Agreement dated as of the date hereof between the Ceding Company and HSD (the "Intercompany Agreement") is terminated, amended, modified, supplemented or altered in any way without the prior written consent of the Reinsurer, or (ii) HSD is unable to pay, receive and/or share any amount payable to the Ceding Company, or otherwise fails to perform its obligations, under the Intercompany Agreement, because it ceases to hold or maintain its FINRA membership or any Governmental Permit or for any other reason, then the Reinsurer and the Ceding Company shall enter into new contractual arrangements to give effect to the transactions contemplated by the Intercompany Agreement and this Agreement, including Section 3.1(b)(iii) hereof and to assure that HLIC's contractual obligations are met. Such arrangements may include the appointment of an Affiliate of Buyer as HLIC's agent or designee to receive compensation payable by mutual fund organizations and an assignment of HSD's rights and obligations under agreements with mutual fund organizations to such Affiliate of Buyer for no additional consideration.

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SECTION 3.2 ASSIGNMENT OF RECOVERABLES.

(a) The Ceding Company hereby assigns, transfers and conveys to the Reinsurer and its successors and permitted assigns all of the Ceding Company's right, title and interest in and to the Recoverables (the "Assignment"). The Reinsurer hereby accepts the Assignment. The Reinsurer and the Ceding Company hereby agree that, upon any recapture hereunder, all of the Reinsurer's right, title and interest in and to the Recoverables shall be immediately assigned, transferred and conveyed to the Ceding Company or its successors or permitted assigns. Each Party, as reasonably requested by the other from time to time, shall take all reasonably appropriate action and execute any reasonably necessary and appropriate additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out the provisions of this Section 3.2.

(b) The Parties intend that at all times prior to a recapture hereunder the Reinsurer shall have a first priority, perfected security interest in the Recoverables. The Ceding Company shall provide the Reinsurer with the requisite power of attorney in order to allow the Reinsurer to execute and deliver UCC financing statements with respect to any and all intangible assets assigned or transferred to the Reinsurer hereunder that are deemed reasonably necessary by the Reinsurer in order to perfect the security interest in the Recoverables. All costs and expenses incurred in connection with obtaining a first priority perfected security interest shall be paid by the Reinsurer.

(c) This Section 3.2 shall be binding upon each of the Ceding Company and the Reinsurer and their successors and assigns and legal representatives. No right or obligation

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

under this Section 3.2 may be directly or indirectly assigned or transferred by any Party, in whole or in part, to any third party (other than to the Ceding Company's successors and assigns), including any bankruptcy trustee, liquidator, rehabilitator, receiver or conservator, by operation of law or otherwise, whether voluntary or involuntary, without the prior written consent of the Parties; provided, notwithstanding the foregoing or any other provision herein to the contrary, the Reinsurer may assign its rights and obligations under this
Section 3.2 to an Affiliate

SECTION 3.3 PAYMENTS BY THE REINSURER. In consideration of the reinsurance by the Ceding Company of the Covered Insurance Policies, the Reinsurer shall pay to the Ceding Company, on the Closing Date, the Ceding Commission in the manner contemplated in Section 3.3(b) of the Purchase Agreement. In addition, the Reinsurer shall pay and discharge all General Account Liabilities which are or which become due and payable at or at any time after the Effective Time. For the avoidance of doubt, the Reinsurer shall be required to pay and discharge the Separate Account Liabilities entirely with funds from the Separate Accounts and solely to the extent there are such funds available. Notwithstanding anything to the contrary in this Agreement or the Purchase Agreement, the Parties hereby acknowledge that no portion of the Ceding Commission is being allocated to the Covered Insurance Policy, dated as of March 1, 1982, issued by the Ceding Company to HFIC for the benefit of certain employees of Hartford Life, Inc. and its Affiliates.

SECTION 3.4 NET SETTLEMENT.

(a) During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer for the Reinsured Liabilities as of the last day of each Accounting Period (the "Net Settlement") shall be calculated by the Reinsurer in accordance with (i) in the case of General Account Liabilities, Exhibit B-1 hereto and (ii) in the case of Separate Account Liabilities, Exhibit B-2 hereto, and separate statements setting forth details of such calculation with respect to the General Account Liabilities (the "General Account Settlement Statement") in the form as set forth in Exhibit B-1 hereto and the Separate Account Liabilities (the "Separate Account Settlement Statement") in the form set forth in Exhibit B-2 hereto shall be delivered by the Reinsurer to the Ceding Company in accordance with the Administrative Services Agreement. If the amount of the Net Settlement for an Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within five (5) Business Days of its receipt of the General Account Settlement Statement and the Separate Account Settlement Statement for such Accounting Period. If the amount of the Net Settlement for an Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company at the time it delivers the General Account Settlement Statement and the Separate Account Settlement Statement for such Accounting Period to the Ceding Company.

(b) To the extent that the Reinsurer makes any direct payments to or on behalf of the Ceding Company in respect of Reinsured Liabilities in respect of an Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such payments shall be excluded from the Net Settlement. In addition, to the extent the Reinsurer receives any Recoverables in respect of an Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such Recoverables received shall be excluded from the Net Settlement.

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SECTION 3.5 DELAYED PAYMENTS. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the then applicable prime rate of interest, as reported by The Wall Street Journal (or, if The Wall Street Journal has ceased or suspended regular publication, another nationally distributed newspaper of general circulation reasonably selected by the Ceding Company) until settlement is made. For purposes of this Section 3.5 a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, (i) a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision, and (ii) interest will not accrue on any payment due the Reinsurer hereunder unless the delayed settlement thereof was caused by the Ceding Company.

SECTION 3.6 OFFSET AND RECOUPMENT RIGHTS. Any debits or credits incurred on or after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits and may be set off and recouped, and only the net balance shall be allowed or paid. In the event of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 3.6 shall apply to the fullest extent permitted by Applicable Law.

SECTION 3.7 ADMINISTRATION AND ACCOUNTING. Pursuant to the terms of the Administrative Services Agreement, the Reinsurer, in its capacity as Administrator, will administer the Covered Insurance Policies and the related Plan ASAs.

SECTION 3.8 CERTAIN REPORTS.

(a) At each RBC Reporting Deadline, the Reinsurer shall provide to the Ceding
Company: (i) if such RBC Reporting Deadline pertains to a calendar year end, its calculation of the RBC Ratio of the Reinsurer as of the last day of such calendar year and (ii) if such RBC Reporting Deadline pertains to a calendar quarter other than the calendar quarter ending on December 31, confirmation that, in the good faith estimate of the Reinsurer, the RBC Ratio of the Reinsurer is equal to or greater than 375% as of the last day of such calendar quarter. Without limitation upon the Reinsurer's obligations pursuant to the foregoing, if at any time the RBC Ratio of the Reinsurer falls below 375%, then at the next RBC Reporting Deadline and for successive RBC Reporting Deadlines thereafter until the Reinsurer's RBC Ratio rises above 375%, the Reinsurer shall provide to the Ceding Company: (i) if such RBC Reporting Deadline pertains to a calendar year end, its calculation of the RBC Ratio of the Reinsurer as of the last day of such calendar year and (ii) if such RBC Reporting Deadline pertains to a calendar quarter other than the calendar quarter ending on December 31, a good faith estimate of its calculation of the RBC Ratio of the Reinsurer as of the last day of such calendar quarter. If such calculation of the RBC Ratio of the Reinsurer would result in a Triggering Event or a Recapture Triggering Event if not cured by the Reinsurer by the applicable RBC Reporting Deadline, and such shortfall in the RBC Ratio is actually cured by the Reinsurer on or prior to such RBC Reporting Deadline, then the Reinsurer shall provide to the Ceding Company (i) a description of the manner in which such shortfall was cured and
(ii) an updated calculation of the RBC Ratio of the Reinsurer as of such RBC Reporting Deadline.

(b) The Reinsurer shall provide written notice to the Ceding Company within two
(2) Business Days of (i) the occurrence of any Triggering Event or Recapture Triggering Event and (ii) its calculation of the RBC Ratio which would result in a Triggering Event or a Recapture Triggering Event (assuming such calculation had been as of a quarter-end and not taking into account any applicable cure period). In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company's reasonable inquiries from time to time concerning the

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determination of whether a Triggering Event or a Recapture Triggering Event has
occurred.

(c) Each Party shall provide the other with a copy of its annual and quarterly Statutory Financial Statements and a copy of its annual audited Statutory Financial Statements along with the audit report thereon.

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                                   ARTICLE IV

                          LICENSES; REINSURANCE CREDIT

SECTION 4.1 LICENSES. At all times during the term of this Agreement, (i) the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law to perform its obligations hereunder and (ii) the Ceding Company shall hold and maintain all licenses and authorizations required under Applicable Law to perform its obligations hereunder.

SECTION 4.2 SECURITY.

(a) In accordance with the Purchase Agreement and the Trust Agreement, the Trust Account has been created with respect to the General Account Liabilities with a trustee reasonably acceptable to the Ceding Company, naming the Ceding Company as sole beneficiary thereof. In connection with the execution of this Agreement, the Trust Account has been funded with Eligible Assets in accordance with
Section 3.3(b) of the Purchase Agreement. In accordance with the requirements of the Trust Agreement and subject to Section 4.9 and Section 4.10, the Reinsurer shall ensure that (i) at all times prior to the occurrence of a Triggering Event or a Reserve Credit Event, in accordance with the terms set forth herein and in the Trust Agreement, the Trust Account holds assets with a Statutory Book Value equal to the Required Balance and (ii) at all times following the occurrence of a Triggering Event or a Reserve Credit Event, in accordance with the Terms of the Trust Agreement, the Trust Account holds assets with a Fair Market Value equal to the Required Balance. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth in the Trust Agreement.

(b) Prior to the occurrence of a Reserve Credit Event (but not a Triggering Event), the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company only after a default by the Reinsurer in the performance of its monetary obligations hereunder, upon delivery by the Ceding Company to the Reinsurer of a written notice thereof, and solely to the extent required to cure such default and, notwithstanding any other provision of this Agreement, shall be utilized and applied by the Ceding Company or any successor by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company, only to pay amounts then due to the Ceding Company under this Agreement with respect to the General Account Liabilities. The amount of any such withdrawal in excess of amounts then due to the Ceding Company hereunder shall be deemed maintained in constructive trust for the benefit of the Reinsurer and promptly returned to the Reinsurer. The Ceding Company and the Reinsurer further agree that prior to the occurrence of a Triggering Event or a Reserve Credit Event, the Reinsurer, acting as Administrator, shall have the right to withdraw all or any part of the cash and assets maintained in the Trust Account in order to pay any General Account Liabilities provided that the aggregate Statutory Book Value of the assets maintained in the Trust Account as of any Accounting Period end is equal to or greater than the Required Balance as of such Accounting Period end.

(c) Following the occurrence of a Reserve Credit Event (but not a Triggering Event), the Ceding Company may withdraw the assets held in the Trust Account at any time and from time to time, notwithstanding any other provisions of this Agreement, and assets withdrawn from such Trust Account shall be utilized and applied by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution because of insolvency on the part of the Ceding Company or the Reinsurer; provided, however, that following any such withdrawal the Ceding Company (or any successor by operation of law of the Ceding Company) may only apply such assets for one or more of the following purposes:

                                    22

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(i) to pay, or reimburse the Ceding Company for payment of, Premiums received by the Reinsurer hereunder which are to be returned to policyholders, contractholders, Plan sponsors or Plan participants because of cancellations or surrenders of Covered Insurance Policies reinsured hereunder;

(ii) to pay, or reimburse the Ceding Company for payment of, surrenders, benefits, losses or other amounts payable pursuant to the provisions of the Covered Insurance Policies reinsured hereunder or any other General Account Liabilities;

(iii) to pay to the Reinsurer amounts held in the Trust Account in excess of the amount necessary to secure the Reserve Credit; or

(iv) where the Ceding Company has received notification of termination of the Trust Account and where the Reinsurer's entire obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the amount of Reinsured Liabilities and deposit those amounts in a separate account, in the name of the Ceding Company in any qualified United States financial institution apart from its general assets, in trust for the uses and purposes specified in subparagraphs (i) to
(iii) of this Section 4.2(c).

SECTION 4.3 TRUST ACCOUNT AND SETTLEMENTS. The trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement. All settlements of account under the Trust Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash or its equivalent.

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SECTION 4.4 VALUATION METHOD AND INVESTMENT OF TRUST ASSETS.

(a) Prior to the occurrence of a Triggering Event or a Reserve Credit Event, the assets held in the Trust Account shall be valued at their Statutory Book Value as of the date as of which such assets are required to be valued.

(b) Following the occurrence of a Triggering Event or a Reserve Credit Event, the assets held in the Trust Account shall be valued at their Fair Market Value as of the date as of which such assets are required to be valued.

(c) The assets that may be held in the Trust Account shall consist of investments of the type permitted by Connecticut Insurance Regulations Section
Section 38a-88-6 and 38a88-7 or any successor provision and all other Applicable Laws that would govern the permitted assets for the Trust Account; provided, that (i) each such investment that is a security is issued by an institution that is not the Reinsurer, the Ceding Company or an Affiliate of either Party and (ii) such investments comply with the requirements specified by the investment guidelines as set forth on Exhibit C (the assets pursuant to this sentence being the "Eligible Assets").

SECTION 4.5 DEPOSIT OF ASSETS. Prior to depositing assets in the Trust Account, the Reinsurer will, at its option, do one of the following: (i) execute assignments or endorsements in blank in favor of the trustee pursuant to the Trust Agreement or (ii) transfer legal title to the trustee, in either case, of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

SECTION 4.6 ADJUSTMENT OF SECURITY AND WITHDRAWALS. The amount of security required to be provided by the Reinsurer shall be adjusted following the end of each Accounting Period based on the Required Balance as of the end of such Accounting Period (such amounts to be calculated by the Reinsurer and a report thereof to be furnished to the Ceding Company no later than the twentieth (20th) Business Day following the end of such Accounting Period) and the Statutory Book Value or the Fair Market Value, as applicable, of Eligible Assets then in the Trust Account and will be further adjusted as follows:

(a) Prior to the occurrence of a Triggering Event or a Reserve Credit Event:

(i) If the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account at the end of any Accounting Period is less than the Required Balance, calculated based on the most recent Accounting Period report, the Reinsurer shall, no later than five (5) calendar days following the date on which the relevant report is required to be delivered pursuant to this Section 4.6, transfer additional Eligible Assets to the Trust Account so that the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Balance.

(ii) Any Recoverables assigned to the Reinsurer pursuant to Section 3.2 shall be paid directly to the Reinsurer.

(iii) If the aggregate Statutory Book Value of the Eligible Assets in the Trust Account at the end of any Accounting Period exceeds one hundred and two percent (102%) of the Required Balance, then the Reinsurer shall have the right to withdraw the excess upon notice to the Ceding Company.

(b) Following the occurrence of a Triggering Event or a Reserve Credit Event:

(i) If the aggregate Fair Market Value of the Eligible Assets held in the Trust Account at the end of any Accounting Period is less than the Required Balance, calculated based on the most recent Accounting Period report, the Reinsurer shall, no later than five (5) calendar days following the date on which the relevant report is required to be delivered pursuant to this Section 4.6, transfer additional Eligible Assets to the Trust Account so that the aggregate Fair Market Value of the

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Eligible Assets held in the Trust Account is not less than the Required Balance.

(ii) Any Recoverables assigned to the Reinsurer pursuant to Section

3.2 shall be deposited directly into the Trust Account to the extent the aggregate Fair Market Value of the Eligible Assets held in the Trust Account is less than the Required Balance.

(iii) If the aggregate Fair Market Value of the Eligible Assets in the Trust Account at the end of any Accounting Period exceeds one hundred and two percent (102%) of the Required Balance, then the Reinsurer shall have the right to withdraw the excess upon notice to the Ceding Company; provided that if a Reserve Credit Event has occurred and is continuing, then the Reinsurer shall have the right to withdraw such excess only upon the prior written consent of the Ceding Company, which consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 4.7 VALUATION OF ASSETS. The report required to be delivered by the Reinsurer as described in this Section 4.7 shall include a listing of each asset in the Trust Account and the Statutory Book Value or Fair Market Value, as applicable, of each such asset as of the end of the relevant Accounting Period and indicate if any such asset is not an Eligible Asset. In the event that the Ceding Company disagrees with the calculation of the Statutory Book Value or Fair Market Value of any Eligible Asset or whether any asset is an Eligible Asset as set forth in such report, the Ceding Company shall within ten (10) Business Days after its receipt of such report deliver written notice to the Reinsurer of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Ceding Company delivers written notice of any such disagreement to the Reinsurer, the Parties shall jointly request a Third Party Appraiser to determine the Statutory Book Value or Fair Market Value, as applicable, of the disputed Eligible Asset or whether the disputed asset is an Eligible Asset as of the relevant date. The Third Party Appraiser's determination of the Statutory Book Value or Fair Market Value, as applicable, of the disputed Eligible Asset or whether the disputed asset is an Eligible Asset shall be final and binding upon the Parties. Each Party shall pay one-half of the Third Party Appraiser's fees, costs and expenses associated with the Third Party Appraiser's determination. After a final and binding resolution of any dispute described in this Section 4.7 is reached, the Parties agree to make any necessary adjustments under Section 4.6(a) or Section 4.6(b), as applicable, so that (i) prior to the occurrence of a Triggering Event or a Reserve Credit Event, the aggregate Statutory Book Value or (ii) following the occurrence of a Triggering Event or a Reserve Credit Event, the aggregate Fair Market Value of the Eligible Assets held in the Trust Account is not less than the Required Balance nor, absent the occurrence of a Triggering Event or a Reserve Credit Event, greater than 102% of the Required Balance.

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SECTION 4.8 RESERVE CREDIT. Should the Reinsurer fail to hold and maintain all licenses and authorizations required under Applicable Law to enable the Ceding Company to receive Reserve Credit, the Reinsurer shall, at its own expense, take all steps (including the posting of letters of credit or other acceptable security) necessary so as to permit the Ceding Company to obtain Reserve Credit. In such event and at the request of the Reinsurer, the Ceding Company shall cooperate in good faith to promptly amend this Agreement and the Trust Agreement, or execute such other documents and papers, to include such additional or alternate provisions to the extent necessary to enable the Ceding Company to receive Reserve Credit. The Reinsurer shall promptly notify the Ceding Company of any event or change or condition that results in a loss of Reserve Credit.

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SECTION 4.9 ACTIONS FOLLOWING REINVESTMENT EVENT, TRIGGERING EVENT OR RESERVE
CREDIT EVENT.

(a) Upon the occurrence of a Reinvestment Event, the Reinsurer shall deposit Eligible Assets in the Trust Account in accordance with the terms of the Trust Agreement within five (5) Business Days of the occurrence of such Reinvestment Event, which such Eligible Assets shall be valued at their applicable Fair Market Value or Statutory Book Value in accordance with the provisions of
Section 4.4 and shall be sufficient to ensure that such Fair Market Value or Statutory Book Value of the assets held in the Trust Account equals the Required Balance.

(b) Upon the occurrence of a Triggering Event, including for the avoidance of doubt, a Triggering Event that occurs following a Trust Withdrawal Event, the Reinsurer shall deposit Eligible Assets, as necessary, in the Trust Account in accordance with the terms of the Trust Agreement within five (5) Business Days of the applicable RBC Reporting Deadline related to such Triggering Event, sufficient to ensure that the Fair Market Value of the assets held in the Trust Account equals the Required Balance.

(c) Upon the occurrence of a Reserve Credit Event, including for the avoidance of doubt, a Reserve Credit Event that occurs following a Trust Withdrawal Event, the Reinsurer shall deposit Eligible Assets, as necessary, in the Trust Account in accordance with the terms of the Trust Agreement within five (5) Business Days of the Reserve Credit Event, sufficient to ensure that the Fair Market Value of the assets held in the Trust Account equals the Required Balance.

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SECTION 4.10 TRUST WITHDRAWAL EVENT. On any day on which the Trust Withdrawal
Event Conditions are satisfied, the Reinsurer shall have the right, but not the obligation, to withdraw all or any portion of the assets in the Trust Account. If the Reinsurer elects to make such withdrawal upon the Trust Withdrawal Event Conditions being satisfied, the Reinsurer shall deliver to the Ceding Company and the trustee pursuant to the Trust Agreement a Trust Withdrawal Event Notice substantially in the form attached hereto as Exhibit E (a "Trust Withdrawal Event Notice"), which shall (i) certify that each of the Trust Withdrawal Event Conditions are satisfied as of the date thereof and (ii) provide documentation that reasonably supports such certification. In the event that the Ceding Company is reasonably satisfied upon receipt of the Trust Withdrawal Event Notice that each of the Trust Withdrawal Event Conditions have been met, the Ceding Company, within five (5) Business Days of its receipt of such Trust Withdrawal Event Notice, shall deliver to the Reinsurer and the trustee pursuant to the Trust Agreement written notice of the Ceding Company's acknowledgement and agreement to such Trust Withdrawal Event Notice substantially in the form attached hereto as Exhibit F (a "Trust Withdrawal Event Acknowledgment"), such delivery of a Trust Withdrawal Event Acknowledgment by the Ceding Company shall not be unreasonably withheld, conditioned or delayed. The delivery of a Trust Withdrawal Event Acknowledgment to the trustee pursuant to the Trust Agreement shall constitute a "Trust Withdrawal Event" for purposes of this Agreement. Pursuant to the terms of the Trust Agreement, upon the occurrence of a Trust Withdrawal Event, the Reinsurer shall be permitted to withdraw all Eligible Assets then held in the Trust Account.

SECTION 4.11 CURE OF TRIGGERING EVENT OR RESERVE CREDIT EVENT. On any day following the occurrence of a Triggering Event or a Reserve Credit Event on which the events that caused the applicable Triggering Event or Reserve Credit Event no longer exist, the Reinsurer shall have the right, but not the obligation, to make an election to apply the terms and conditions of this Agreement as modified by this Section 4.11. If the Reinsurer makes such an election, the Reinsurer shall deliver to the Ceding Company and the trustee pursuant to the Trust Agreement a Cure Notice substantially in the form attached hereto as Exhibit G (a "Cure Notice"), which shall (i) certify that no Triggering Event or Reserve Credit Event is occurring as of the date thereof and
(ii) provide documentation that reasonably supports such certification. In the event that the Ceding Company is reasonably satisfied upon receipt of the Cure Notice that no Triggering Event or Reserve Credit Event is occurring as of the date thereof, the Ceding Company, within five (5) Business Days of its receipt of such Cure Notice, shall deliver to the Reinsurer and the trustee pursuant to the Trust Agreement written notice of the Ceding Company's acknowledgement and agreement to such Cure Notice substantially in the form attached hereto as Exhibit H (a "Cure Acknowledgment"), such delivery of a Cure Acknowledgment by the Ceding Company shall not be unreasonably withheld, conditioned or delayed. The delivery of a Cure Acknowledgment to the trustee pursuant to the Trust Agreement shall constitute a "Cure Event" for purposes of this Agreement. Immediately following the occurrence of a Cure Event and until the occurrence of a subsequent Triggering Event or Reserve Credit Event, the Reinsurer and the Ceding Company hereby agree to apply the terms and conditions of this Agreement as if the applicable Triggering Event or Reserve Credit Event that has been cured pursuant to the Cure Event did not occur.

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                                   ARTICLE V

                  OVERSIGHTS; COOPERATION; REGULATORY MATTERS

SECTION 5.1 OVERSIGHTS. Unintentional or inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder (i) shall not relieve either Party from any Liability which would have attached had such delay, error or omission not occurred; and (ii) both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, error or omission had occurred, provided, that, in all cases, such error or omission is rectified as soon as reasonably practicable after discovery by the Party making such error or omission or responsible for such delay, and provided, further, that said responsible Party shall be responsible for any additional Liability which attaches as a result. If the failure of either Party to comply with any provision of this Agreement is unintentional or the result of a misunderstanding or oversight and such failure to comply is promptly rectified, both Parties shall be restored as closely as possible to the positions they would have occupied if no error or oversight had occurred. This Section 5.1 shall not be utilized to cede any obligation or liability that was not intended to have been ceded in accordance with this Agreement, including any Excluded Liabilities.

SECTION 5.2 COOPERATION. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

SECTION 5.3 REGULATORY MATTERS. Solely to the extent not otherwise covered by the Administrative Services Agreement, if the Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation or proceeding from or at the direction of a Governmental Body relating to or affecting the Covered Insurance Policies that would reasonably be expected to have an adverse effect on the other Party, the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties, at their own expense, shall cooperate in good faith and use their respective reasonable best efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

                                   ARTICLE VI

                                   INSOLVENCY

SECTION 6.1 INSOLVENCY OF THE CEDING COMPANY. Subject to Section 6.1(a), in the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement with respect to the General Account Liabilities shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator, receiver or statutory successor on the basis of the Liability of the Ceding Company under the Covered Insurance Policies without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a General Account Liability claim against the Ceding Company on a Covered Insurance Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory

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successor. It is further understood that the expense thus incurred by the
Reinsurer shall be chargeable, subject to Applicable Law, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

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(a) In the event of the insolvency of the Ceding Company, subject to Applicable
Law, the Reinsurer shall pay any General Account Liabilities otherwise due and payable by the Reinsurer to the Ceding Company hereunder directly to the named insureds or their designees under the Covered Insurance Policies (the "Payee"), in accordance with and subject to the terms, conditions, exclusions and limitations of such Covered Insurance Policy. Any such payment by the Reinsurer shall discharge the Ceding Company from its related payment obligation under the subject Covered Insurance Policy and shall be treated as a payment by the Ceding Company for all purposes of such Covered Insurance Policy and related documentation and otherwise. In the event of any payment by the Reinsurer under this Section 6.1(a), the Reinsurer shall have the right to mitigate loss or otherwise to exercise any right of the Ceding Company with respect to the applicable loss or claim under the Covered Insurance Policies.

(b) The Reinsurer shall have no obligation to indemnify the Ceding Company for amounts paid or payable by the Ceding Company in respect of a Covered Insurance Policy to the extent of any payments made by the Reinsurer to the applicable Payee under such Covered Insurance Policy in accordance with Section 6.1(a), and the Reinsurer shall be discharged of its payment obligations to the Ceding Company, or to its statutory liquidator, receiver or statutory successor under this reinsurance to the extent of such payments. The cut-through afforded by
Section 6.1(a) shall not be available pursuant to this Agreement if, under Applicable Law, regulation, court rule or order or similar requirement either:
(i) the Reinsurer's direct payment to such Payee will not, to the extent thereof, discharge the Reinsurer's obligations to the Ceding Company or its legal representative, or (ii) the Reinsurer is required to make any payment to the Ceding Company or its liquidator, receiver or statutory successor notwithstanding the provisions of this Agreement. Nothing herein or in any Covered Insurance Policy shall be construed to require the Reinsurer to make duplicative payments or payments duplicative of payments that have been made by the Ceding Company.

(c) It is the intent of the Parties that the cut-through provision of this
Section 6.1 complies with Section 38a-88-10 of the Connecticut Insurance Regulations and any successor statute or amendments thereto. At the Reinsurer's option, the Ceding Company and the Reinsurer shall in good faith negotiate amendments to the cut-through provision of this Section 6.1 and/or in good faith negotiate other agreements or additional documents, as necessary, to assure that the cut-through provision complies with Section 38a-88-10 of the Connecticut Insurance Regulations and any successor statute or amendments thereto. The Reinsurer shall reimburse the Ceding Company for all costs and expenses related to such amendments, agreements and documents, whether entered into or not. All other terms and conditions of this Agreement shall remain in full force and effect.

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(d) For the avoidance of doubt, the provisions of this Section 6.1 shall apply only in connection with the General Account Liabilities.

(e) The Ceding Company covenants that it shall not, and shall not, directly or indirectly, cause any third party to, challenge in any legal or regulatory proceeding with respect to the matters set forth in this Section 6.1.

                                  ARTICLE VII

                              DURATION; RECAPTURE

SECTION 7.1 DURATION. Without limiting any provision of the Purchase Agreement, this Agreement shall commence at the Effective Time and continue in force until such time as (a) the Ceding Company's Liability arising out of or related to all Covered Insurance Policies reinsured hereunder is terminated in accordance with their respective terms, or the Ceding Company has elected to recapture the reinsurance of Covered Insurance Policies in full in accordance with Section 7.3, and (b) the Ceding Company has received payments which discharge such Liability in full in accordance with Section 7.4.

SECTION 7.2 SURVIVAL. Notwithstanding the other provisions of this Article VII, the terms and conditions of Articles I, VII and VIII and the provisions of Sections 9.1, 9.5, 9.10, 9.11 and 9.12 shall remain in full force and effect after the termination of this Agreement.

SECTION 7.3 RECAPTURE.

(a) Upon the occurrence of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) within sixty (60) calendar days of such event to recapture all, and not less than all, of the outstanding reinsurance ceded under this Agreement as of the effective date of the recapture, by providing the Reinsurer with written notice of its intent to effect recapture. Recapture of the Covered Insurance Policies shall be effective on the tenth (10th) day following the day on which the Ceding Company has provided the Reinsurer with such notice (the "Recapture Date"). Upon a recapture by the Ceding Company, the Ceding Company will only recapture Liabilities and obligations arising under the express terms of the Covered Insurance Policies and will not be liable for any Reinsurer Extra Contractual Obligations. For the avoidance of doubt, the Ceding Company shall have the option to recapture in accordance with this Section 7.3 upon each subsequent occurrence of a Recapture Triggering Event and not only upon the initial occurrence of any Recapture Triggering Event.

(b) Following a recapture pursuant to this Section 7.3, subject to the payment obligations described in Section 7.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement other than with respect to any Reinsurer Extra Contractual Obligations which will remain due to the Ceding Company. Following the consummation of the recapture or termination, no additional Premiums or other amounts payable under such Covered Insurance Policies shall be payable to the Reinsurer hereunder and nor, for the avoidance of doubt, shall the Reinsurer have any further right to receive any Recoverables.

(c) Notwithstanding the remedies contemplated by this Article VII or the Transaction Agreements, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or any Transaction Agreement in lieu of exercising the remedies in this Article VII, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.

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SECTION 7.4 RECAPTURE PAYMENTS. In connection with a recapture pursuant to
Section 7.3, the Reinsurer shall prepare a settlement statement within fifteen
(15) calendar days of the Recapture Date (the "Terminal Settlement Statement") setting forth the terminal settlement calculated in accordance with Exhibit D for the Terminal Accounting Period (the "Terminal Settlement"). If the amount of the Terminal Settlement for the Terminal Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within five (5) calendar days of its receipt of the Terminal Settlement Statement. If the amount of the Terminal Settlement for the Terminal Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company at the time it delivers the Terminal Settlement Statement to the Ceding Company. In addition, following the Recapture Date, the Trust Account shall be terminated and any remaining amounts or amount held in trust pursuant to Section 4.3 shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement.

                                  ARTICLE VIII

                          INDEMNIFICATION; DISCLAIMER

SECTION 8.1 REINSURER'S OBLIGATION TO INDEMNIFY. From and after the Effective Time, the Reinsurer shall indemnify, defend and hold harmless the Ceding Company, its Affiliates and their respective Representatives and their respective successors and permitted assignees (collectively the "Ceding Company Indemnified Parties") from and against any Losses imposed on, sustained, incurred or suffered by any of the Ceding Company Indemnified Parties to the extent arising from, relating to or in connection with (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement, (ii) the Reinsured Liabilities and (iii) any Liabilities relating to periods on or after the Effective Time relating to regulatory or similar matters contemplated in Section 5.3. For the avoidance of doubt, the Reinsurer shall not be required to indemnify the Ceding Company for Ceding Company Extra Contractual Liabilities.

SECTION 8.2 CEDING COMPANY'S OBLIGATION TO INDEMNIFY. From and after the Effective Time, the Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer, its Affiliates and their respective Representatives and their respective successors and permitted assignees (collectively, the "Reinsurer Indemnified Parties") from and against any Losses imposed on, sustained, incurred or suffered by any of the Reinsurer Indemnified Parties to the extent arising from, relating to or in connection with (i) any breach by the Ceding Company of the covenants and agreements of the Ceding Company contained in this Agreement, and (ii) any Excluded Liability and (iii) any Liabilities relating to periods prior to the Effective Time relating to regulatory or similar matters contemplated in Section 5.3. For the avoidance of doubt, the Ceding Company shall not be required to indemnify the Reinsurer for Reinsurer Extra Contractual Liabilities.

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SECTION 8.3 NOTICE OF CLAIM; DEFENSE.

Subject to the terms of Article X of the Administrative Services Agreement:

(a) If (i) any non-affiliated third party or Governmental Body institutes, threatens or asserts any Action that may give rise to Losses for which a Party (an "Indemnifying Party") may be liable for indemnification under this Article VIII (a "Third-Party Claim") or (ii) any Person entitled to indemnification under this Agreement (an "Indemnified Party") shall have a claim to be indemnified by an Indemnifying Party that does not involve a Third-Party Claim, then the Indemnified Party shall promptly send to the Indemnifying Party a written notice specifying the nature of such claim and to the extent practicable based on then-available information, a good faith estimate of the amount of all related Losses (a "Claim Notice"); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its indemnification obligations under this Article VIII except to the extent that the Indemnifying Party is actually prejudiced by the failure of the Indemnified Parties to provide a timely and adequate Claim Notice.

(b) The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against the Indemnified Party or (ii) the Third-Party Claim would reasonably be expected to result in an injunction or equitable relief against the Indemnified Party that would, in each case, have a material effect on the operation of the business of such Indemnified Party or any of its Affiliates.

(c) Subject to Section 8.3(b), in the event of a Third-Party Claim, the Indemnifying Party may elect to assume, at its own expense, the defense of a Third-Party Claim and retain counsel reasonably acceptable to the Indemnified Parties to represent such Indemnified Parties in connection with such Third-Party Claim. Subject to Section 8.3(b), the Indemnified Parties may participate, at their own expense and through separate legal counsel of their choice, in the defense of any such Third-Party Claim; provided, however, that the Indemnifying Party shall (i) control the defense of the Indemnified Parties in connection with such Action and (ii) bear the reasonable fees, costs and expenses of such separate counsel if an actual or potential conflict of interest makes representation by the same counsel inappropriate. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of a Third-Party Claim to the extent that such Third-Party Claim is subject to indemnification by the Indemnifying Party under this Article VIII. If the Indemnifying Party chooses to assume the defense of any Third-Party Claim, the Reinsurer or the Ceding Company (as the case may be) shall, and shall cause each of its Affiliates and Representatives to, reasonably cooperate (including, upon the reasonable request of the other Party, making

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reasonably available books, records and personnel with respect to the subject matter of such Third-Party Claim) with the Indemnifying Party in the defense of such Third-Party Claim. All costs and expenses incurred in connection with such reasonable cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party has assumed the defense of any Third-Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third-Party Claim; provided, however, that no such consent shall be required if (i) such settlement, compromise, discharge or entry of any judgment (A) does not involve any finding or admission of any violation of Applicable Law or admission of any wrongdoing or any violation of the rights of any Person and does not include a statement or admission of fault, culpability or failure to act by or on behalf of any Indemnified Party, and (B) does not subject the Indemnified Party to any injunctive relief or other equitable remedy and does not encumber any of the assets of any Indemnified Party or result in any restriction or condition that would apply to or affect any Indemnified Party or the conduct of any Indemnified Party's business and (ii) (A) the Indemnifying Party pays or causes to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such settlement or judgment) and (B) such settlement, compromise, discharge or entry of judgment includes a complete and unconditional release of each Indemnified Party from any and all Liabilities in respect of such Third-Party Claim. If the Indemnifying Party has assumed the defense of a Third-Party Claim, and is in compliance with its obligations under this Section 8.3(c), the Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to such Third-Party Claim or admit to any liability with respect to such Third-Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, delayed or conditioned). If the Indemnifying Party elects not to defend the Indemnified Party against a Third-Party Claim, then the Indemnified Party shall have the right to assume its own defense (without in any way waiving or otherwise affecting the Indemnified Party's rights to indemnification pursuant to this Agreement), and the fees, charges and disbursements of no more than one such counsel per jurisdiction selected by the Indemnified Party shall be reimbursed by the Indemnifying Party. Under no circumstances will the Indemnifying Party have any liability in connection with any settlement of any Action that is entered into without its prior written consent (not to be unreasonably withheld, conditioned or delayed).

SECTION 8.4 NO DUPLICATION; EXCLUSIVE REMEDY.

(a) Any Liability for indemnification hereunder or under any Transaction Agreement shall be determined without duplication of recovery by reason of the same Loss.

(b) Except as provided under (i) the provisions hereof providing for equitable remedies or (ii) the provisions of any Transaction Agreement, from and after the Closing, the exclusive remedy of the Reinsurer, the Reinsurer Indemnified Parties, the Ceding Company and the Ceding Company Indemnified Parties in connection with a breach of this Agreement (and any certificate or instrument delivered hereunder) and the transactions contemplated hereby (whether under this Agreement or arising under Applicable Law) shall be, in the absence of willful misconduct, willful and material breach or fraud, as provided in this
Article VIII and Article IX.

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SECTION 8.5 LIMITATION ON SET-OFF. Neither the Reinsurer nor the Ceding Company
shall have any right to set off any unresolved indemnification claim pursuant to this Article VIII against any payment due pursuant to Article III or Section 7.4 or any Transaction Agreement.

SECTION 8.6 RECOVERY BY INDEMNIFIED PARTY.

(a) In any case where an Indemnified Party recovers from a third party not affiliated with such Indemnified Party any amount in respect of any Loss for which an Indemnifying Party has actually reimbursed it pursuant to this Article VIII, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (net of any outof-pocket expenses incurred by such Indemnified Party in collecting such amount and net of such Indemnified Party's estimated increase in such Person's and its Affiliates' next annual insurance premium arising out of such Loss (the "Estimated Premium Increase"), but not in excess of (x) the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter, minus (y) the amount of the Estimated Premium Increase. If a payment by an Indemnified Party to an Indemnifying Party is made pursuant to the immediately preceding sentence and the actual increase in such Indemnified Party's and its Affiliates' next annual insurance premium arising out of the applicable Loss is more than or less than the amount of the Estimated Premium Increase, the Indemnifying Party or the Indemnified Party, respectively, shall pay to the other the amount by which the actual increase exceeds, or is less than, as applicable, the Estimated Premium Increase.

(b) If any portion of Losses to be reimbursed by the Indemnifying Party pursuant to this Article VIII would reasonably be expected to be recoverable from a third party not affiliated with the relevant Indemnified Party (including under any applicable third-party insurance coverage) based on the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall reasonably promptly after becoming aware of such fact give notice thereof to the Indemnifying Party and, upon the request of the Indemnifying Party, shall use its reasonable best efforts as directed by the Indemnifying Party to collect the amount recoverable from such third party, in which event the Indemnifying Party shall reimburse the Indemnified Party for all costs and expenses incurred in connection with such collection. If any portion of Losses actually paid by the Indemnifying Party pursuant to this Article VIII would reasonably be expected to have been recoverable from a third party not affiliated with the relevant Indemnified Party (including under any applicable third-party insurance coverage) based on the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall transfer, to the extent transferable, such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party any amount actually paid by the Indemnifying Party pursuant to this Article VIII.

SECTION 8.7 RIGHT TO INDEMNIFICATION. Notwithstanding any other provision in this Agreement to the contrary, the rights of the Indemnified Parties under this
Article VIII shall not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired), at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, including with respect to any information provided under Section 7.3 of the Purchase Agreement. The waiver of any condition based on the performance of or compliance with any covenant, agreement, condition and obligation set forth in this Agreement, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants, agreements, conditions and obligations.

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SECTION 8.8 COST OF ENFORCEMENT. If any claim for indemnification is brought by a Party to this Agreement under this Article VIII, the prevailing Party in any such claim for indemnification shall be reimbursed by the other Party for all of its reasonable attorneys' fees and costs and expenses incurred in connection with enforcement of such claim, in addition to any other relief to which such prevailing Party may be entitled. For purposes of the foregoing, (a) "prevailing Party" means (i) in the case of the Party initiating the enforcement of rights or remedies, that it recovered substantially all of its claims, and (ii) in the case of the Party defending against such enforcement, that it successfully defended substantially all of the claims made against it, and (b) if neither Party is a "prevailing Party" within the meaning of the foregoing, then neither Party will be entitled to recover its reasonable attorneys' fees, costs and expenses from the other Party.

SECTION 8.9 WAIVER OF DUTY OF UTMOST GOOD FAITH. In recognition that each Party has consummated the transactions contemplated by this Agreement and the Transaction Agreements to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, the Ceding Company and the Reinsurer absolutely and irrevocably waive resort to the duty of "utmost good faith" or any similar principle in connection with the formation or performance of this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1 REMEDIES. Each Party agrees that any failure to perform, or breach of its obligations under this Agreement will result in irreparable injury to the other Party, that the remedies available to such other Party at law alone will be an inadequate remedy for such failure or breach and that, in addition to any other legal or equitable remedies that such other Party may have, such other Party may seek to enforce its rights in court by an Action for specific performance and the Parties expressly waive the defense that a remedy in damages will be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an order or injunction to prevent or cure breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree that (a) by seeking any remedy provided for in this Section 9.1, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement and (b) nothing contained in this Section 9.1 shall require any Party to institute any action for (or limit any Party's right to institute any action for) specific performance under this Section 9.1 before exercising any other right under this Agreement.

SECTION 9.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to conflict of laws principles that might lead to the application of the laws of another jurisdiction).

SECTION 9.3 JURISDICTION; VENUE. Each of the Parties hereto irrevocably agrees that any and all Actions arising out of, relating to or in connection with this Agreement or the transactions contemplated by this Agreement or the formation, breach, termination or validity of this Agreement brought by any other Party or its successors or assigns, shall be brought and determined exclusively in any district court of the United States of America located in the State of Connecticut, or, in the event that such courts do not have subject matter jurisdiction over such Action, in the courts of the State of Connecticut. Each of the Parties agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.5, or in such other manner as may be permitted by Applicable Law, will be valid and sufficient service thereof. Each of the Parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement or the transactions contemplated by this Agreement or the formation, breach, termination or validity of this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Agreement, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the Action should be dismissed on the basis of FORUM NON CONVENIENS, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 9.4 JURY WAIVER. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PERSON CLAIM OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 9.4.

SECTION 9.5 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day of transmission if sent via electronic mail to the email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, or (d) on the second Business Day after delivery to an overnight courier (such as Federal Express) or an overnight mail service (such as the Express Mail service) maintained by the United States Postal Service, to the Party as follows:

(a)  If to the Reinsurer, to:

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, Massachusetts 01111
     Attention: Elaine Sarsynski
     Facsimile: 413-744-1177
     Email: esarsynski@massmutual.com

with copies to (which shall not constitute notice):

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, Massachusetts 01111
     Attention: General Counsel
     Facsimile: 413-226-4134
     Email: mroellig49@massmutual.com

     Skadden, Arps, Slate, Meagher & Flom LLP
     Four Times Square
     New York, New York 10036
     Attention: Robert J. Sullivan
     J. Stephanie Nam
     Facsimile: 212-735-2000
     Email: robert.sullivan@skadden.com
            stephanie.nam@skadden.com

(b)  If to the Ceding Company, to:

     Hartford Life Insurance Company
     200 Hopmeadow Street
     Simsbury, CT 06089
     Attention: Ceded Reinsurance & General Counsel
     Facsimile: (866) 522-0308
     Email: james.heavner@thehartford.com
            alan.kreczko@thehartford.com

with copies to (which shall not constitute notice):

     The Hartford Financial Services Group, Inc.
     One Hartford Plaza
     Hartford, CT 06155
     Attention: Ceded Reinsurance & General Counsel
     Facsimile: (860) 547-6959
     Email: james.heavner@thehartford.com
            alan.kreczko@thehartford.com

       Sidley Austin LLP
       One South Dearborn
       Chicago, Illinois 60603
       Attention: Perry J. Shwachman
       Facsimile: (312) 853-7036
       Email: pshwachman@sidley.com

or to such other address as such Party may indicate by a notice delivered to the other Parties hereto in accordance with this Section 9.5.

SECTION 9.6 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES.

(a) The rights and obligations of a Party under this Agreement shall not be assignable or delegable by such Party without the written consent of the other Parties.

(b) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. Except as otherwise provided in Article VIII, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties and their respective successors and assigns permitted by this Section 9.6 any right, remedy or claim under or by reason of this Agreement.

SECTION 9.7 ENTIRE AGREEMENT; AMENDMENTS.

(a) This Agreement, the Exhibits and Schedules referred to herein, and the Transaction Agreements contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the Parties, which representations, warranties, agreements, understandings or letters of intent shall be of no force or effect for any purpose, and shall be interpreted without reference to any prior drafts hereof.

(b) This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized Representative of each of the Parties or their respective successors in interest.

SECTION 9.8 INTERPRETATION. The table of contents, articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Subject to Section 9.5, all references to "written notice" herein shall include notice by print, fax or electronic mail. All references to a "willful and material breach" refer to an action or omission that the breaching Party takes or omits to take with the intent of breaching this Agreement. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Except as otherwise set forth herein, any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. Any agreement referred to herein shall include reference to all Exhibits, Schedules and other documents or agreements attached thereto. References to dollars or "$" shall mean U.S. dollars. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. Each representation, warranty, covenant, agreement and condition contained in this Agreement shall have independent significance.

SECTION 9.9 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

SECTION 9.10 EXPENSES. Except as otherwise expressly set forth in this Agreement (including in Article VIII) and the Transaction Agreements, each Party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and the Transaction Agreements and to its performance and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants.

SECTION 9.11 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

SECTION 9.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, including by facsimile or by electronic delivery in .pdf format, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed and delivered by each of the Parties hereto.

SECTION 9.13 TREATMENT OF CONFIDENTIAL INFORMATION. The Parties agree that, other than as contemplated by this Agreement or any Transaction Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement and the Transaction Agreements, the Parties will keep confidential and will not use or disclose the other Party's Confidential Information and the terms and conditions of this Agreement, including the exhibits and schedules hereto, except (x) as otherwise required by Applicable Law or any order or ruling of any state insurance regulatory authority or any other Governmental Body, (y) as may be required to be disclosed in the financial statements of such Party or any of its Affiliates or (z) such disclosure as may be required in connection with any dispute resolution proceeding between the Parties in respect hereof.

               [The rest of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed
effective       .

                                     HARTFORD LIFE INSURANCE COMPANY

                                     By:    /s/ David C. Robinson
                                            ------------------------------
                                     Name:  David C. Robinson
                                     Title: Sr. Vice President

                      [Signatures Continue onto Next Page]

                      Reinsurance Agreement Signature Page

                                     MASSACHUSETTS MUTUAL LIFE
                                     INSURANCE COMPANY

                                     By:    /s/ Elaine A. Sarsynski
                                            ------------------------------
                                     Name:  Elaine A. Sarsynski
                                     Title: Executive Vice President

                      Reinsurance Agreement Signature Page

                                SCHEDULE 1.1(A)

                           COVERED INSURANCE POLICIES

                                 [SEE ATTACHED]

                                SCHEDULE 1.1(B)

                               SEPARATE ACCOUNTS

SEPARATE ACCOUNTS REGISTERED AS INVESTMENT COMPANIES:

GOVERNMENT/TAX-EXEMPT SEGMENT

Hartford Life Insurance Company DC Variable Account I

Hartford Life Insurance Company Separate Account Two **

Hartford Life Insurance Company Separate Account Eleven

Hartford Life Insurance Company Separate Account Twelve

SEPARATE ACCOUNTS NOT REGISTERED IN RELIANCE ON SECTION 3(C)(11) OF THE INVESTMENT COMPANY ACT OF 1940 AND SECTION 3(A)(2) OF THE SECURITIES ACT OF 1933:

GOVERNMENT/TAX-EXEMPT SEGMENT

Hartford Life Insurance Company Separate Account Fourteen

Hartford Life Insurance Company Separate Account 457

Hartford Life Insurance Company DC Variable Account III

Hartford Life Insurance Company DC Variable Account IV

Hartford Life Insurance Company DC Variable Account V

Hartford Life Insurance Company DC Variable Account VI

Hartford Life Insurance Company Separate Account UFC

CORPORATE 401(K) SEGMENT

Hartford Life Insurance Company Group Annuity Separate Account K

Hartford Life Insurance Company Group Annuity Separate Account K-1

Hartford Life Insurance Company Group Annuity Separate Account K-2

Hartford Life Insurance Company Group Annuity Separate Account K-3

Hartford Life Insurance Company Group Annuity Separate Account K-4

Hartford Life Insurance Company Group Annuity Separate Account TK

Hartford Life Insurance Company Group Annuity Separate Account TK-1

Hartford Life Insurance Company Group Annuity Separate Account TK-2

Hartford Life Insurance Company Group Annuity Separate Account TK-3

Hartford Life Insurance Company Group Annuity Separate Account TK-4

Hartford Life Insurance Company Group Annuity Separate Account UK

Hartford Life Insurance Company Group Annuity Separate Account UK-2

Hartford Life Insurance Company Group Annuity Separate Account UK-3

Hartford Life Insurance Company Group Annuity Separate Account UK-4

Hartford Life Insurance Company Group Annuity Separate Account VK

Hartford Life Insurance Company Group Annuity Separate Account VK-1

Hartford Life Insurance Company Group Annuity Separate Account VK-2

Hartford Life Insurance Company Group Annuity Separate Account VK-3

Hartford Life Insurance Company Group Annuity Separate Account VK-4

Hartford Life Insurance Company Separate Account 401

Hartford Life Insurance Company Separate Account A

Hartford Life Insurance Company Separate Account 9

** HLIC Separate Account Two is used by both Retirement and Individual Annuity lines of business.

                                   EXHIBIT A

                            FORM OF TRUST AGREEMENT

                                 [SEE ATTACHED]

                                   EXHIBIT A

                            RESERVE TRUST AGREEMENT

                                  BY AND AMONG

                        HARTFORD LIFE INSURANCE COMPANY,

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

                                      AND

                                 CITIBANK N.A.

                         Dated as of: December 31, 2012

                               TABLE OF CONTENTS

                                                                           PAGE
--------------------------------------------------------------------------------
Section 1. Deposit of Assets to the Reserve Trust Account                      2
Section 2. Withdrawal of Assets from the Reserve Trust Account                 6
Section 3. Procedure for Withdrawals of Assets; Certain Covenants              7
Section 4. Redemption, Investment and Substitution of Assets                   9
Section 5. The Income Account                                                 10
Section 6. Taxes; Right to Vote Assets                                        10
Section 7. Additional Rights and Duties of the Trustee                        11
Section 8. The Trustee's Compensation, Expenses and Indemnification           13
Section 9. Resignation of the Trustee                                         14
Section 10. Triggering Event                                                  14
Section 11. Reserve Credit Event                                              17
Section 12. Termination of the Reserve Trust Account                          19
Section 13. Definitions                                                       19
Section 14. Remedies                                                          24
Section 15. Governing Law                                                     24
Section 16. Jurisdiction; Venue                                               25
Section 17. Jury Waiver                                                       25
Section 18. Notices                                                           25
Section 19. Successors and Assigns; No Third-Party Beneficiaries              27
Section 20. Entire Agreement; Amendments                                      27
Section 21. Interpretation                                                    28
Section 22. Waivers                                                           28
Section 23. Expenses                                                          29
Section 24. Partial Invalidity                                                29
Section 25. Execution in Counterparts                                         29

EXHIBITS

A -- Initial Transferred Assets
B-1 -- Form of Beneficiary Withdrawal Notice
B-2 -- Form of Grantor Withdrawal Notice
B-3 -- Form of Grantor Withdrawal Notice Consent
B-4 -- Form of Trust Withdrawal Event Notice
B-5 -- Form of Trust Withdrawal Event Acknowledgment
C -- Investment Guidelines
D -- Form of Cure Notice
E -- Form of Cure Acknowledgment

Appendix 1 -- Reserve Trust Account Opening Letters
Appendix 2 -- Asset Transfer Notification

                            RESERVE TRUST AGREEMENT

THIS RESERVE TRUST AGREEMENT, dated as of December 31, 2012 (this "Agreement"), is by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company domiciled in the Commonwealth of Massachusetts (hereinafter the "Grantor"), HARTFORD LIFE INSURANCE COMPANY, a life insurance company domiciled in the State of Connecticut (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the "Beneficiary"), and Citibank N.A. as trustee, for the benefit of the Beneficiary (such bank, in its capacity as trustee, being referred to as the "Trustee").

                                    RECITALS

WHEREAS, pursuant to a Reinsurance Agreement dated the date hereof between the Grantor and the Beneficiary (the "Reinsurance Agreement"), the Beneficiary is ceding to the Grantor, and the Grantor is reinsuring, on an indemnity reinsurance basis, the General Account Liabilities and, on a modified coinsurance basis, the Separate Account Liabilities under the Covered Insurance Policies (as such terms are defined in the Reinsurance Agreement) issued by the Beneficiary pursuant to the terms and conditions thereof;

WHEREAS, pursuant to Section 4.2 of the Reinsurance Agreement, the Grantor and the Beneficiary desire to establish with the Trustee trust accounts with account numbers 240146, 240147, 240148 and 30920211 (collectively, the "Reserve Trust Account"), and transfer to the Trustee for deposit in the Reserve Trust Account Assets (as hereinafter defined) to be made subject to this Agreement in order to secure payments of amounts due the Beneficiary with respect to the General Account Liabilities under the Reinsurance Agreement and to instruct the Trustee to establish one or more bookkeeping accounts in connection with the Reserve Trust Account;

WHEREAS, the Grantor and Beneficiary acknowledge and agree that as further described in and subject to the features set forth in those certain letters of the Grantor attached hereto as Appendix 1, the Reserve Trust Account shall initially be established and owned by and in the name of the Beneficiary (subject to the change in ownership of the account at the Effective Time pursuant to Section 1 of this Agreement);

WHEREAS, the Trustee is a qualified United States financial institution (as defined in Section 38a-87(b) of the Connecticut Insurance Code);

WHEREAS, the Trustee has agreed to act as Trustee hereunder and, in accordance with the terms hereof, to hold Assets in trust in the Reserve Trust Account on the terms herein set forth; and

WHEREAS, this Agreement is made for the benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Reserve Trust Account.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. DEPOSIT OF ASSETS TO THE RESERVE TRUST ACCOUNT.

(a) Concurrently with the execution and delivery of this Agreement, the Grantor and the Beneficiary hereby establish a Reserve Trust Account owned by and in the name of the Beneficiary, and the Trustee hereby accepts the Reserve Trust Account herein created and declared upon the terms provided herein and shall administer the Reserve Trust Account as Trustee for the benefit of the Beneficiary. The Beneficiary shall establish and the Trustee shall maintain the Reserve Trust Account as a securities account at its offices in New York, NY; provided, that, upon receipt by the Trustee of written confirmation of the Beneficiary and the Grantor substantially in the form attached hereto as Appendix 2 notifying the Trustee that all asset transfers to be effected prior to the Effective Time pursuant to this Agreement have occurred, the Reserve Trust Account shall automatically and irrevocably, without any further action by any party, become an account owned by the Grantor effective as of the Effective Time and shall thereafter be in the name of the Grantor. The Trustee and its lawfully appointed successors are authorized and shall have power to receive such Eligible Assets as the Grantor transfers to or vests in the Trustee or places under the Trustee's possession and control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusteed Eligible Assets shall be maintained in the Reserve Trust Account, separate and distinct from all other assets of the Trustee, and shall be continuously maintained by the Trustee.

(b) Prior to the Effective Time, the Beneficiary shall transfer or cause to be transferred to the Trustee, for deposit to the Reserve Trust Account, the assets listed on Exhibit A hereto as of the date hereof, and, on and after the Effective Time, the Grantor may transfer to the Trustee, for deposit to the Reserve Trust Account, Eligible Assets as it may from time to time be required to deposit by this Agreement or otherwise (all such Eligible Assets and proceeds thereof in the Reserve Trust Account are "Assets"). The Grantor, prior to depositing Eligible Assets with the Trustee, shall, at its option, do one of the following: (i) execute or cause to be executed assignments or endorsements in blank in favor of the Trustee or (ii) transfer legal title to the Trustee, in each case, of all shares, obligations or any other assets requiring assignment, in order that the Beneficiary or the Trustee, upon the direction of the Beneficiary, may whenever necessary negotiate any such Eligible Assets without the consent of or signature from the Grantor or any other entity. Except as otherwise set forth in paragraph (g) of this Section 1 and subject to the security interest in the Assets granted by the Grantor to the Beneficiary pursuant to this Agreement, on and after the Effective Time the Beneficiary shall cease to be the owner of the Assets transferred to the Trustee for deposit to the Reserve Trust Account by the Beneficiary prior to the Effective Time and the Grantor shall be the sole owner of all Assets transferred to the Trustee for deposit to the Reserve Trust Account including assets transferred by the Grantor at any time or by the Beneficiary prior to the Effective Time.

(c) The Grantor hereby represents, warrants and covenants (i) that any assets transferred by the Grantor to the Trustee for deposit to the Reserve Trust Account (other than those assets transferred by the Beneficiary prior to the Effective Time in accordance with Section

3.3(b) of the Purchase Agreement) will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement; and (ii) that all assets transferred by the Grantor to the Trustee for deposit to the Reserve Trust Account will consist only of Eligible Assets.

(d) To secure the performance of the Grantor's obligations to the Beneficiary under the Reinsurance Agreement with respect to the General Account Liabilities, the Grantor hereby grants to the Beneficiary a security interest in and continuing lien on all of the Grantor's right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising, and wherever located (the "Collateral"): (i) the Reserve Trust Account and the Assets; (ii) all Assets credited to the Reserve Trust Account; (iii) all Security Entitlements related to the Reserve Trust Account; and (iv) all proceeds of any of the foregoing. Any amounts withdrawn by the Beneficiary from the Reserve Trust Account in accordance with Section 2(a) shall be automatically released from, and withdrawn free and clear of, any security interest created herein. Pursuant to the terms of Sections 4.2(b) and (c) of the Reinsurance Agreement and Section 2 hereof, the Beneficiary is intended to have control of the Assets and the Reserve Trust Account for the purpose of perfecting the interest granted hereby. The Grantor hereby authorizes the Beneficiary to file UCC-1 Financing Statements with respect to the Collateral. The Trustee shall at the written direction of the Beneficiary, file the completed UCC1 Financing Statements delivered to the Trustee by the Beneficiary with respect to the Collateral. Upon the occurrence of a default by the Grantor in the performance of its monetary obligations under the Reinsurance Agreement, and upon delivery by the Beneficiary to the Grantor of a written notice thereof in accordance with Section 2(a) of this Agreement, the Beneficiary may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any obligations of the Grantor to the Beneficiary then owing with respect to the General Account Liabilities, solely to the extent required to cure such default.

(e) The Trustee hereby confirms and agrees that:

(i) the Trustee shall not change the name or account number of the Reserve Trust Account without the prior written consent of the Beneficiary;

(ii) the Trustee confirms and agrees that the Reserve Trust Account is a "securities account" within the meaning of Section 8-501 of the UCC and that the Trustee is acting in the capacity of a "securities intermediary" within the meaning of Section 8102(a)(14) of the UCC with respect to the Reserve Trust Account;

(iii) all securities or other property that take the form of an instrument or certificated security underlying any financial assets credited to the Reserve Trust Account comply with the second sentence of Section 1(b) hereof; and

(iv) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Reserve Trust Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

(f) For purposes of perfecting the security interest in the Reserve Trust Account, the Grantor hereby represents and warrants to the Beneficiary, and covenants for the benefit of the Beneficiary, as follows:

(i) As of the date hereof, the Grantor is (and, for the past five (5) years, has been) a mutual insurance company organized under the laws of the Commonwealth of Massachusetts. For the past five (5) years and as of the date hereof, the chief executive office of the Grantor was located at 1295 State Street, Springfield, MA 01111-0001. The Grantor shall not change its jurisdiction of organization or its chief executive office except upon ten (10) calendar days' prior written notice to the Beneficiary. As of the date hereof, the Grantor's exact legal name, as reflected in its organization documents of record in the Commonwealth of Massachusetts, is (and, for the past five (5) years, has been) that set forth in the preamble hereto.

(ii) As of the Effective Time and at all times thereafter, the Grantor will own its interest in the assets in the Reserve Trust Account free and clear of any security interest in, or lien or adverse claim on, such assets, other than the security interest in favor of the Beneficiary created hereunder; provided that the Grantor makes no representation that the assets transferred by the Beneficiary prior to the Effective Time in accordance with Section 3.3(b) of the Purchase Agreement were, at the time of such transfer, free and clear of any security interest in, or lien or adverse claim on, such assets. From and after the date hereof, the Grantor shall not authorize the filing of any other financing statement with respect to any asset in the Reserve Trust Account, nor authorize the granting of "control" (solely for purposes of this paragraph, as defined in the UCC) over any of such asset to any Person other than the Beneficiary. During the term of this Agreement, the Grantor shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the Assets in the Reserve Trust Account or in the residual interest therein.

(iii) The Grantor shall do, execute or otherwise authenticate, acknowledge and deliver, or cause to be done, executed or otherwise authenticated, acknowledged and delivered, such instruments of transfer or other records, and take such other steps or actions, as the Beneficiary may reasonably deem necessary to create, perfect or preserve the security interest granted to the Beneficiary by
Section 1(d) or to ensure that such security interest remains prior to any and all other security interests, liens or other interests of any other Person; and the Grantor hereby authorizes the Beneficiary to take, or cause to be taken, any of the foregoing steps or actions upon any failure by the Grantor to perform or comply with any written request of the Beneficiary that Grantor so perform or comply with Grantor's obligations under this Section 1(f)(iii).

(g) Notwithstanding anything in this Agreement, including without limitation, Sections 1 and 12 hereof, in the event the Reinsurance Agreement fails to become effective as of the Effective Time for any reason whatsoever, the Trustee shall, upon receipt of written instructions signed by both the Grantor and the Beneficiary, promptly remove all Assets transferred by the Beneficiary in accordance with Section 3.3(b) of the Purchase Agreement for deposit to the Reserve Trust Account, and transfer all such Assets to an account of the

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Beneficiary as directed by the Beneficiary. The Trustee shall, if necessary, execute assignments or endorsements in blank in favor of the Beneficiary in order to transfer the Assets, including all legal title thereto, to the Beneficiary. Notwithstanding anything herein to the contrary, it is understood and agreed that this Agreement shall be deemed terminated and the Trustee's obligations shall cease upon the transfer by the Trustee of all the Assets transferred by the Beneficiary in accordance with Section 3.3(b) of the Purchase Agreement for deposit to the Reserve Trust Account in accordance with the instructions of the Beneficiary and the transfer of all Assets held in the Reserve Trust Account. In the event that this Agreement is so terminated in accordance with this Section 1, all fees, expenses and costs of the Trustee in connection with the establishment of the Reserve Trust Account and the receipt and delivery of any Assets contemplated in this Section 1 and under any other provision of this Agreement, shall be promptly paid by the Grantor upon demand. It is understood and agreed that the provisions of Section 8 shall survive the termination of this Agreement.

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SECTION 2. WITHDRAWAL OF ASSETS FROM THE RESERVE TRUST ACCOUNT.

(a) Pursuant to Section 4.2(b) of the Reinsurance Agreement, the Beneficiary shall have the right to withdraw Assets from the Reserve Trust Account upon written notice to the Trustee and the Grantor substantially in the form attached hereto as Exhibit B-1 (a "Beneficiary Withdrawal Notice") only after a default by the Grantor in the performance of its monetary obligations under the Reinsurance Agreement (i) which default has not been cured by the Grantor or
(ii) for which the Grantor has not provided a reasonable written explanation of the reasons for non-payment thereof, in either case within three Business Days following the receipt of a specific written notice thereof delivered by the Beneficiary; provided that with respect to defaults for which the Grantor has provided a reasonable written explanation of the reasons for non-payment referred to in (ii) above and subject to the Beneficiary's ultimate authority under Section 4.02 of the Administrative Services Agreement, the Beneficiary will act at the direction of the Grantor in resolving such matters pursuant to the Grantor's authority under the Administrative Services Agreement. Pursuant to
Section 4.2(b) of the Reinsurance Agreement, any such withdrawals shall be utilized and applied by the Beneficiary or any successor by operation of law (including any liquidator, rehabilitator, receiver or conservator of the Beneficiary) only to pay amounts then due to the Beneficiary under the terms and conditions of the Reinsurance Agreement. The Beneficiary shall be permitted to direct the Trustee to withdraw Assets from the Reserve Trust Account not in excess of the amount the Beneficiary is permitted to withdraw from the Reserve Trust Account under the preceding two sentences. The Beneficiary Withdrawal Notice shall specify the invested Assets or cash amount to be withdrawn. The Beneficiary may designate in the Beneficiary Withdrawal Notice a third party (the "Designee") to whom Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt and deposit to the Reserve Trust Account of other Assets specified in such Beneficiary Withdrawal Notice.

(b) If the aggregate Statutory Book Value of the Eligible Assets in the Reserve Trust Account at the end of any Accounting Period exceeds one hundred and two percent (102%) of the Required Balance, the Grantor may provide notice to the Beneficiary, with a copy to the Trustee, of its desire to withdraw Assets from the Reserve Trust Account in an amount not to exceed such excess, specifying the amount and type of Assets to be withdrawn. Within five (5) Business Days following its delivery of such notice to the Beneficiary, the

Grantor shall be permitted, without further notice to, or consent of, the Beneficiary, to direct the Trustee to withdraw Assets from the Reserve Trust Account in excess of the amount necessary to maintain such Required Balance as of the end of the applicable Accounting Period, which notice shall be substantially in the form attached hereto as Exhibit B-2 (a "Grantor Withdrawal Notice"). The Grantor Withdrawal Notice shall specify the invested Assets or cash amount to be withdrawn.

(c) At any time and from time to time, the Grantor may withdraw, upon providing to the Beneficiary and the Trustee the Grantor Withdrawal Notice, such Assets from the Reserve Trust Account as are specified in such Grantor Withdrawal Notice for the sole purpose of (i) paying the General Account Liabilities under the Covered Insurance Policies; provided, the aggregate Statutory Book Value of the Assets maintained in the Reserve Trust Account as of any Accounting Period end is equal to or greater than the Required Balance as of such Accounting Period end; or (ii) paying the Terminal Settlement (as such term is defined in the Reinsurance Agreement) to the Beneficiary pursuant to Section 7.4 of the Reinsurance Agreement. The Grantor need present no statement or document other than a Grantor Withdrawal Notice in order to withdraw any Assets.

(d) Upon receipt by the Trustee of a Trust Withdrawal Event Notice substantially in the form attached hereto as Exhibit B-4 (a "Trust Withdrawal Event Notice"), which Trust Withdrawal Event Notice has been agreed to and acknowledged by the Beneficiary as evidenced by its execution and delivery to the Trustee and Grantor of a Trust Withdrawal Event Acknowledgment substantially in the form attached hereto as Exhibit B-5 (a "Trust Withdrawal Event Acknowledgment"), the Grantor may withdraw all or a portion of the Assets from the Reserve Trust Account by delivering a Grantor Withdrawal Notice to the Trustee. Notwithstanding the foregoing, the Reserve Trust Account created hereunder shall continue in existence following the withdrawal of all Assets pursuant to this
Section 2(d).

(e) The Grantor, the Beneficiary and the Trustee agree that the Trustee shall comply with instructions (including Entitlement Orders) originated by the Beneficiary without further consent by the Grantor or any other Person.

SECTION 3. PROCEDURE FOR WITHDRAWALS OF ASSETS; CERTAIN COVENANTS.

(a) Following receipt of a Beneficiary Withdrawal Notice, Grantor Withdrawal Notice or a Trust Withdrawal Event Notice and in accordance with Section 2, the Trustee shall promptly take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to the invested Assets or cash amount specified in such Beneficiary Withdrawal Notice, Grantor Withdrawal Notice or Trust Withdrawal Event Notice, as applicable, and shall deliver such invested Assets or cash amount as specified in such notice. The Trustee shall be protected in relying conclusively upon any written demand, instruction, direction, acknowledgment, statement, notice, resolution, request, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, facsimile, electronic mail, radiogram, letter, or other communication (collectively, "Communications") of the Beneficiary or the Grantor for any such withdrawal that on its face conforms to requirements of this Agreement.

(b) Subject to Section 4, Section 10 and Section 11 of this Agreement, in the absence of a Beneficiary Withdrawal Notice, a Grantor Withdrawal Notice or a Trust Withdrawal Event Acknowledgment, the Trustee shall allow no substitutions or withdrawals of any Asset from the Reserve Trust Account.

(c) The Grantor shall neither use, nor attempt to use, the Assets to satisfy any of its debts, contracts or liabilities to others, except its obligations to the Beneficiary as provided herein. The Trustee may neither take, nor consent to the taking of, any action which would or could result in the placement of any lien on any of the Reserve Trust Account's Assets except as stated under this Agreement.

In addition, the Trustee shall have no authority to assign, transfer, pledge, or set off any of the Reserve Trust Account's Assets except as expressly permitted herein. Neither the Grantor, nor the Trustee, nor their respective successors and assigns, shall alienate, sell, transfer, assign, encumber or otherwise impair any of the Reserve Trust Account's Assets except as stated under this Agreement. Any attempt to do so is void and of no force or effect.

SECTION 4. REDEMPTION, INVESTMENT AND SUBSTITUTION OF ASSETS.

(a) The Grantor or its designated investment advisor shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Reserve Trust Account and will provide notice thereof to the Beneficiary.

(b) From time to time, the Grantor or its designated investment advisor shall invest and reinvest the Assets in the Reserve Trust Account in Eligible Assets. The Trustee shall have no responsibility whatsoever to determine that such designated investments constitute Eligible Assets, and may rely on the decision of the Grantor or its designated investment advisor.

(c) From time to time, without prior notice to or consent of the Beneficiary, the Grantor may direct the Trustee to substitute Assets, provided, that at the time of such substitution, the withdrawn Assets are replaced with other Eligible Assets having a Statutory Book Value at least equal to the Statutory Book Value of the Assets withdrawn. The Trustee shall have no responsibility whatsoever to determine the value of such substituted Assets or that such substituted Assets constitute Eligible Assets.

(d) All investments and substitutions of Assets referred to in paragraphs (b) and (c) of this Section 4 shall be in compliance with the definition of "Eligible Assets" in Section 13. Any instruction or order concerning such investments or substitutions of Assets shall be referred to herein as an "Investment Order." The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(e) When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice. The Trustee is not required to make advances of cash, securities or any other property on behalf of the Reserve Trust Account, or permit overdrafts in the Reserve Trust Account in connection with the acquisition or disposition of Assets; provided, however, that if the Trustee chooses to make such advance or permit such an overdraft, such advance or overdraft shall be deemed an extension of credit by the

Trustee to the Grantor, which extension of credit shall be payable on demand and shall bear interest at the Trustee's customary rate for similar extensions of credit. The Grantor will be solely responsible for repayment of such extension of credit and any interest thereon.

(f) Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Reserve Trust Account. The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

SECTION 5. THE INCOME ACCOUNT.

All payments of interest, dividends and other income in respect of Assets, including all monies representing tax or other escrow deposits and all other amounts that do not relate to payment of principal or amortization (collectively, "Income") shall be deposited by the Trustee, subject to deduction of the Trustee's compensation and expenses as provided in Section 8, in a separate account (the "Income Account") established and maintained by the Trustee on behalf of the Grantor at an office of the Trustee in New York, NY. Any Income automatically credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. Any amounts deposited in the Income Account are not part of the Assets in the Reserve Trust Account and as such are not subject to the terms and conditions of this Agreement with respect to the Assets in the Reserve Trust Account; provided, however, notwithstanding anything herein to the contrary, it is understood and agreed that the break-down or allocation of all such monies received or credited as Income shall be provided by the Grantor or its designated agent, and the Trustee may conclusively rely on such break-down and information provided to it and shall have no duty to question or otherwise confirm such break-down or allocations as provided by the Grantor or its designated agent. The Beneficiary hereby acknowledges and agrees that the Trustee may rely on any such break-down and information provided to it by the Grantor, and the Beneficiary shall have no right to dispute the Trustee's reliance on such any such break-down and information; provided, however, nothing in this Section 5 shall constitute a waiver by the Beneficiary of its right to dispute with the Grantor any break-down or allocation of any such monies. For the avoidance of doubt, all amounts paid in respect of Assets that relate to payment of principal or amortization shall be transferred by the Grantor or its agent to the Reserve Trust Account.

SECTION 6. TAXES; RIGHT TO VOTE ASSETS.

(a) The Grantor shall pay, prior to delinquency, all taxes, assessments and other charges levied upon the Assets or the Reserve Trust Account and shall discharge all liens against the Assets and the Reserve Trust Account; provided, however, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Grantor need not pay any such tax, assessment or other charge so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as security sufficient to pay such tax, assessment or other charge (and any interest and penalties which may be applicable thereon) has been provided to the Trustee to protect the Beneficiary and the Trustee. In the event that the Grantor shall fail to pay any such tax, assessment or other charge (and shall not be so contesting it) or to discharge any such lien, the Beneficiary may, at its option, but shall not be required to, make any payments necessary to pay such tax, assessment or other charge and/or to discharge such lien, and the Grantor shall, upon demand, reimburse the Beneficiary for the full amount of such payments (together with interest from the date paid to but not including the date reimbursed at, a fluctuating rate per annum equal to the prime rate as announced by the Trustee from time to time). The Trustee shall not be responsible for paying any taxes, assessments or other charges or discharging liens on the Reserve Trust Account or any of the Assets thereof.

(b) The parties hereto intend that at and after the Effective Time the Reserve Trust Account be classified for United States federal income tax purposes as a grantor trust (pursuant to sections 671 through 677 of the Internal Revenue Code of 1986, as amended). Each party hereto agrees at and after the Effective Time to treat the Reserve Trust Account as a grantor trust and the Grantor as the owner of the Assets for all United States federal, state and local tax purposes and, thus, any and all income derived from the Assets held in the Reserve Trust Account shall constitute income or gain of the Grantor as owner of such Assets. The Trustee shall not be authorized or empowered to do anything that would cause the Reserve Trust Account to fail to qualify as a grantor trust or the Grantor to fail to be treated as the owner of the Assets for such tax purposes at and after the Effective Time. The Grantor shall be responsible for any tax reporting (including filing of any income tax returns and, if applicable, obtaining tax identification numbers) required on behalf of the Reserve Trust Account with respect to all periods beginning at and after the Effective Time and shall notify the Trustee of the tax identification number of the Reserve Trust Account.

(c) The Trustee will transmit to the Grantor and or its designee upon receipt, and will instruct any entities authorized to hold Assets in accordance with the terms hereof to transmit to the Grantor upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of Assets, and all information relating to exchange or tender offers received from offerors with respect to such Assets. The Grantor and/or its designee shall have the full unqualified right to vote and execute consents, amendments and waivers and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the Reserve Trust Account.

SECTION 7. ADDITIONAL RIGHTS AND DUTIES OF THE TRUSTEE.

(a) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Reserve Trust Account upon the inception of the Reserve Trust Account and at the end of each calendar month thereafter (the "Monthly Statement"). The Monthly Statement shall list all of the Assets and shall be given as soon as practicable, but in no event later than ten (10) Business Days after the end of the calendar month most recently concluded. The Trustee shall also provide the Grantor and the Beneficiary with access to the Trustee's on-line electronic account reporting system to allow them to view the status of and activities in the Reserve Trust Account.

(b) Before accepting any asset for deposit to the Reserve Trust Account, the Trustee shall determine that such asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon written direction by the Beneficiary may, negotiate such asset without consent or signature from the Grantor or any other Person.

(c) The Trustee shall notify the Grantor and the Beneficiary, within ten (10) days, of any deposits to or withdrawals from the Reserve Trust Account. The Trustee will be deemed to have delivered the notices of deposits to or withdrawals from the Reserve Trust Account if such notice is available on one or more of the Trustee's systems to deliver electronic media.

(d) All Assets shall be safely held by the Trustee in its office in the United States, except that the Trustee may hold any Asset that is in book-entry form as of the date it is credited to the Reserve Trust Account (a "Book-Entry Asset") through the book-entry account maintained by the Trustee with the related depository for such Book-Entry Asset (such a depository being referred to herein as a "Depository"). A Book-Entry Asset may be held in the name of a nominee maintained by the Depository.

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

(e) The Trustee shall accept and may open all mail directed to the Grantor or the Beneficiary in care of the Trustee. The Trustee shall promptly forward all mail to the addressee whether or not opened.

(f) The Trustee shall keep full and complete records of the administration of the Reserve Trust Account. Upon the reasonable written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at their own expense, during the Trustee's normal business hours any books, documents, papers and records relating to the Reserve Trust Account or the Assets.

(g) The Trustee is authorized to rely conclusively upon all Communications (including, without limitation, Investment Orders, Beneficiary Withdrawal Notices, Grantor Withdrawal Notices and Termination Notices) given by officers, agents and/or employees named in letters and incumbency certificates furnished to the Trustee from time to time by the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary (collectively "Instructions"), including Instructions given by letter, facsimile transmission or electronic mail or other electronic media, if the Trustee reasonably believes such Instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith without negligence or willful misconduct on such Instructions. The Trustee shall not incur any liability in executing Instructions prior to receipt by it of (i) notice of the revocation of the written authority of the individual(s) named therein or (ii) notice from any officer, agent or employee of the Grantor or the Beneficiary named in a letter or incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

(h) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended in accordance with the terms hereof, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith. Subject to the preceding sentence, the Trustee is not liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document contemplated by and given in accordance with this Agreement from the Grantor or the Beneficiary, or (ii) for any consequential, punitive or special damages.

(i) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law. The Trustee shall exercise the same due care that is expected of a fiduciary with the responsibility for the safeguarding of the Assets in the Reserve Trust Account and for compliance with all provisions of this Agreement, whether or not the Assets are in the Trustee's possession.

(j) The Trustee may confer with a nationally recognized outside law firm of its selection in relation to matters arising under this Agreement. The written opinion of such law firm shall be full and complete authority and protection for the Trustee with respect to any action taken, omitted or suffered by it in good faith and in accordance with the opinion of such law firm.

(k) The parties hereto acknowledge that nothing in this Agreement shall obligate the Trustee to extend credit, grant financial accommodation or otherwise advance moneys for the purpose of making any payments or part thereof or otherwise carrying out any Instructions, including, without limitation, any Investment Order.

(l) The Trustee hereby waives any right of counterclaim, banker's lien, liens or perfection rights as securities intermediary with respect to the Assets and the Reserve Trust Account.

SECTION 8. THE TRUSTEE'S COMPENSATION, EXPENSES AND INDEMNIFICATION.

(a) The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at its usual and customary rates for services of this sort, as determined in good faith by the Trustee from time to time and communicated to and agreed to in writing by the Grantor. The Grantor shall also pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Agreement (including reasonable attorneys' fees and expenses and reasonable accounting and consulting fees and expenses, in addition to the legal and administrative expenses and fees related to the preparation, filing and maintenance of the UCC financing statements referred to in Section 1(d) above), except any such expense or disbursement as may arise from the Trustee's negligence, willful misconduct or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses solely from payments of dividends and interest in respect of the assets held in the Income Account as provided in Section 5 of this Agreement.

(b) The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any losses (including reasonable attorneys' fees and expenses and reasonable consulting and accountants' fees and expenses) incurred or paid (other than as a result of the Trustee's negligence, willful misconduct or lack of good faith), arising out of or in connection with the performance of its duties and obligations under this Agreement, including without limitation any loss arising out of or in connection with the status of the Trustee in connection with the performance of its duties and any nominee as the holder of record of any of all of the Assets. In addition to and not in limitation of the foregoing, the Beneficiary hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney's fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with actions taken by the Trustee pursuant to any written instruction from the Beneficiary to perform any such action. The Grantor and the Beneficiary each hereby acknowledge that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Agreement.

(c) No Assets shall be withdrawn from the Reserve Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee except as set forth in Section 5.

(d) The Trustee hereby waives any and all rights of offset, counterclaim and recoupment against the Beneficiary and Reserve Trust Account, and waives any lien (statutory or otherwise) that it may assert against the Reserve Trust Account.

SECTION 9. RESIGNATION OF THE TRUSTEE.

(a) The Trustee may resign at any time by giving not less than ninety (90) days' written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Reserve Trust Account in accordance with paragraph (b) of this Section 9. The Grantor and the Beneficiary jointly also may remove the Trustee at any time, without assigning any reason therefor, on fifteen (15) days' prior written notice thereof to the Trustee.

(b) Upon receipt of the Trustee's notice of resignation or notice to the Trustee of removal, the Grantor and the Beneficiary shall promptly appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System and shall not be a parent, a subsidiary or an affiliate of the Grantor or the Beneficiary. If a successor trustee has not accepted such appointment within thirty (30) days after the notice of resignation or removal, the Trustee may, in its sole discretion, apply at the expense of the Grantor to a court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with such proceeding shall be paid by, and be deemed an obligation of, the Grantor. Upon the acceptance of the appointment as trustee hereunder by a successor trustee, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for a Trustee.

SECTION 10. TRIGGERING EVENT.

(a) Notwithstanding anything in this Agreement to the contrary, in the event that the Beneficiary provides a written certification to the Trustee of the occurrence of a Triggering Event, upon receipt of such certification by the Trustee, the provisions of Sections 2(b), 2(c) and 4(c) hereof shall no longer be effective and shall be replaced with the following provisions, effective immediately without any further action by any party:

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


     (i) Section 2(b) shall be replaced with the following:

          If the aggregate Fair Market Value of the Eligible Assets in the Reserve Trust Account at the end of any Accounting Period exceeds one hundred and two percent (102%) of the Required Balance, the Grantor may provide notice to the Beneficiary, with a copy to the Trustee, of its desire to withdraw Assets from the Reserve Trust Account in an amount not to exceed such excess, specifying the amount and type of Assets to be withdrawn. Within five (5) Business Days following its delivery of such notice to the Beneficiary, the Grantor shall be permitted, without further notice to, or consent of, the Beneficiary, to direct the Trustee to withdraw Assets from the Reserve Trust Account in excess of one hundred and two percent (102%) of the amount necessary to maintain such Required Balance as of the end of the applicable Accounting Period, which notice shall be substantially in the form attached hereto as Exhibit B-2 (a "Grantor Withdrawal Notice"). The Grantor Withdrawal Notice shall specify the invested Assets or cash amount to be withdrawn.

     (ii) Section 2(c) shall be replaced with the following:

          At any time and from time to time, the Grantor may withdraw, upon providing to the Beneficiary and the Trustee the Grantor Withdrawal Notice, such Assets from the Reserve Trust Account as are specified in such Grantor Withdrawal Notice for the sole purpose of paying the General Account Liabilities under the Covered Insurance Policies; provided, the aggregate Fair Market Value of the Assets maintained in the Reserve Trust Account as of any Accounting Period end is equal to or greater than the Required Balance. The Grantor need present no statement or document other than a Grantor Withdrawal Notice in order to withdraw any Assets.

     (iii) Section 4(c) shall be replaced with the following:

          From time to time, and upon the prior written notice to the Beneficiary, the Grantor may direct the Trustee to substitute Assets, provided, that at the time of such substitution, the withdrawn Assets are replaced with other Eligible Assets having a Fair Market Value at least equal to the Fair Market Value of the Assets withdrawn. The Trustee shall have no responsibility whatsoever to determine the value of such substituted Assets or that such substituted Assets constitute Eligible Assets.

(b) Notwithstanding the foregoing, the Reserve Trust Account created hereunder shall continue in existence following the occurrence of a Triggering Event. Following the occurrence of a Triggering Event, the Grantor shall ensure that the Assets in the Reserve Trust Account have an aggregate Fair Market Value at least equal to the Required Balance within five (5) Business Days following the applicable RBC Reporting Deadline related to such Triggering Event.

(c) Notwithstanding anything in this Agreement to the contrary, in the event that the Grantor provides a Cure Notice substantially in the form attached hereto as Exhibit D (a "Cure Notice") to the Trustee and the Beneficiary, which Cure Notice has been agreed to and acknowledged by the Beneficiary, such agreement and acknowledgment not to be unreasonably withheld, conditioned or delayed, as evidenced by its execution and delivery to the Trustee and the Grantor of a Cure Acknowledgment substantially in the form attached hereto as Exhibit E (a "Cure Acknowledgment"), then upon receipt of such Cure Acknowledgment by the Trustee, the provisions of Sections 2(b), 2(c) and 4(c) hereof shall revert back to their original form effective immediately without any further action by any party, such that the replacements effected pursuant to Section 10(a) shall no longer be effective.

(d) If the Beneficiary shall dispute the Grantor's valuation of any Asset, and the parties are unable to resolve such dispute within ten (10) days, the Fair Market Value of such Asset shall be the amount determined by a Third Party Appraiser and the parties shall be bound by such valuation. All fees, costs and expenses relating to the foregoing work by any Third Party Appraiser shall be shared equally by the Beneficiary and the Grantor.

SECTION 11. RESERVE CREDIT EVENT

(a) Notwithstanding anything in this Agreement to the contrary, in the event that the Beneficiary provides a written certification to the Trustee of the occurrence of a Reserve Credit Event, upon receipt of such certification by the Trustee, the provisions of Sections 2(a), 2(b) and 4(c) hereof shall no longer be effective and shall be replaced with the following provisions, effective immediately without any further action by any party:

     (i) Section 2(a) shall be replaced with the following:

          The Beneficiary shall have the right to withdraw Assets from the Reserve Trust Account at any time and from time to time, without notice to the Grantor, subject only to delivery of written notice to the Trustee (the "Beneficiary Withdrawal Notice") in a form attached hereto as Exhibit B-1, specifying the invested Assets or cash amount to be withdrawn. The Beneficiary may designate in the Beneficiary Withdrawal Notice a third party (the "Designee") to whom Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt and deposit to the Reserve Trust Account of other Assets specified in such Beneficiary Withdrawal Notice. The Beneficiary need present no statement or document other than the Beneficiary Withdrawal Notice in order to withdraw any Assets, provided, the Beneficiary may be requested to acknowledge receipt of such withdrawn Assets. The Beneficiary may only use and apply invested Assets or amounts drawn upon the Reserve Trust Account, without diminution because of the insolvency of the Beneficiary or the Grantor for one or more of the purposes set forth in Section 4.2(c) of the Reinsurance Agreement.

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     (ii) Section 2(b) shall be replaced with the following:

          If the aggregate Fair Market Value of the Eligible Assets in the Reserve Trust Account at the end of any Accounting Period exceeds one hundred and two percent (102%) of the Required Balance, the Grantor may, with the prior written consent of the Beneficiary substantially in the form attached hereto as Exhibit B-3 (the "Grantor Withdrawal Consent Notice"), provide notice to the Trustee of its desire to withdraw Assets from the Reserve Trust Account in an amount not to exceed such excess, specifying the amount and type of Assets to be withdrawn. Within five (5) Business Days following its delivery of such notice to the Beneficiary and the Trustee and the receipt by the Trustee of the Grantor Withdrawal Consent Notice, the Grantor shall be permitted to direct the Trustee to withdraw Assets from the Reserve Trust Account in excess of one hundred and two percent (102%) of the amount necessary to maintain such Required Balance as of the end of the applicable Accounting Period, which notice shall be substantially in the form attached hereto as Exhibit B-2 (a "Grantor Withdrawal Notice"). The Grantor Withdrawal Notice shall specify the invested Assets or cash amount to be withdrawn.

     (iii) Section 4(c) shall be replaced with the following:

          From time to time, subject to the prior written approval of the Beneficiary, the Grantor may direct the Trustee to substitute Assets, provided, that at the time of such substitution, the withdrawn Assets are replaced with other Eligible Assets having a Fair Market Value at least equal to the Fair Market Value of the Assets withdrawn. The Trustee shall have no responsibility whatsoever to determine the value of such substituted Assets or that such substituted Assets constitute Eligible Assets.

     (iv) Section 2(c) shall be deleted in its entirety.

(b) Notwithstanding the foregoing, the Reserve Trust Account created hereunder shall continue in existence following the occurrence of a Reserve Credit Event. Following the occurrence of a Reserve Credit Event, the Grantor shall ensure that the Assets in the Reserve Trust Account have an aggregate Fair Market Value at least equal to the Required Balance within five (5) Business Days following the Reserve Credit Event.

(c) Notwithstanding anything in this Agreement to the contrary, in the event that the Grantor provides a Cure Notice to the Trustee and the Beneficiary, which Cure Notice has been agreed to and acknowledged by the Beneficiary, such agreement and acknowledgment not to be unreasonably withheld, conditioned or delayed, as evidenced by its execution and delivery to the Trustee and the Grantor of a Cure Acknowledgment, then upon receipt of such Cure Acknowledgment by the Trustee, the provisions of Sections 2(a), 2(b), 2(c) and 4(c) hereof shall revert back to their original form effective immediately without any further action by any party, such that the replacements effected pursuant to
Section 11(a) shall no longer be effective.

(d) If the Beneficiary shall dispute the Grantor's valuation of any Asset, and the parties are unable to resolve such dispute within ten (10) days, the Fair Market Value of such Asset shall be the amount determined by a Third Party Appraiser and the parties shall be bound by such valuation. All fees, costs and expenses relating to the foregoing work by any Third Party Appraiser shall be shared equally by the Beneficiary and the Grantor.

SECTION 12. TERMINATION OF THE RESERVE TRUST ACCOUNT.

(a) The Reserve Trust Account and this Agreement, except for the indemnities provided herein, which shall survive termination, may be terminated, other than pursuant to an order of a court having jurisdiction, only after (i) the Grantor has given the Trustee written notice of its intention to terminate the Reserve Trust Account (the "Notice of Intention"), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 12. The Notice of Intention shall specify the date on which the Grantor intends the Reserve Trust Account to terminate (the "Proposed Date").

(b) Within ten (10) Business Days following receipt by the Trustee of the Notice of Intention, the Trustee shall give at least thirty (30) days written notice (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Reserve Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least thirty (30) days but no more than forty-five (45) days subsequent to the date the Termination Notice is given, (b) thirty (30) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is less than thirty (30) days subsequent to the date the Termination Notice is given; or (c) forty-five (45) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than forty-five (45) days subsequent to the date the Termination Notice is given.

(c) On the Termination Date, after satisfaction of any outstanding Beneficiary Withdrawal Notices, and upon receipt of written certification of the Beneficiary that it consents to such termination, the Trustee shall transfer any Assets remaining in the Reserve Trust Account to the Grantor, at which time all duties and obligations of the Trustee with respect to such Assets shall cease.

SECTION 13. DEFINITIONS.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

The term "Accounting Period" shall mean each calendar quarter during the term of this Agreement or any fraction thereof ending on the Termination Date.

The term "Action" shall mean any claim, litigation, action, suit, investigation, inquiry, hearing, charge, complaint, demand, arbitration or proceeding by or before any Governmental Body.

The term "Administrative Services Agreement" shall mean the administrative services agreement being entered into by the Grantor and the Beneficiary as of January 1, 2013.

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The term "Affiliate" with respect to any Person shall mean any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, the term "controls" (including the terms "controlled by" and "under common control with") means the relevant Person has possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

The term "Agreement" shall have the meaning specified in the preamble.

The term "Applicable Law" shall mean any law, treaty, convention, code, statute, ordinance, directive, rule, regulation, common law, decree or binding agency requirement imposed by any Governmental Body applicable to the Person, place or situation in question.

The term "Assets" shall have the meaning specified in Section 1(b) of this Agreement.

The term "Beneficiary" shall have the meaning specified in the preamble.

The term "Beneficiary Withdrawal Notice" shall have the meaning specified in
Section 2(a) of this Agreement.

The term "Book-Entry Asset" shall have the meaning specified in Section 7(d) of this Agreement.

The term "Business" shall have the meaning specified in the Purchase Agreement.

The term "Business Day" shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to be closed.

The term "Collateral" shall have the meaning specified in Section 1(d) of this Agreement.

The term "Communications" shall have the meaning specified in Section 3(a) of this Agreement.

The term "Company Action Level RBC" shall mean, at any date of determination, two hundred percent (200%) of the authorized control level risk based capital of the Grantor determined in accordance with the Applicable Law of the state of domicile of the Grantor.

The term "Connecticut Insurance Code" shall mean Title 38a of the General Statutes of Connecticut.

The term "Connecticut Insurance Regulations" shall mean Title 38a of the Regulations of Connecticut State Agencies.

The term "Cure Acknowledgment" shall have the meaning specified in Section 10(c) of this Agreement.

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The term "Cure Notice" shall have the meaning specified in Section 10(c) of this
Agreement.

The term "Depository" shall have the meaning specified in Section 7(d) of this Agreement.

The term "Designee" shall have the meaning specified in Section 2(a) of this Agreement.

The term "Effective Time" shall mean 12:00:01 a.m., New York City time, on January 1, 2013.

The term "Eligible Assets" shall mean cash, certificates of deposit issued by a United States bank and payable in United States dollars and investments of the type permitted by Connecticut Insurance Regulations Section Section 38a-88-6 and 38a-88-7 or any successor provision (or the relevant provisions of such other state in which the Beneficiary is domiciled at a given time) and all other Applicable Laws that would govern the permitted assets for the Reserve Trust Account; provided, that (i) each such investment that is a security is issued by an institution that is not the Beneficiary, the Grantor or an Affiliate of either party, and (ii) such investments comply with the requirements specified by the Investment Guidelines.

The term "Entitlement Order" shall mean "entitlement order" as defined in the UCC.

The term "Fair Market Value" shall mean the fair market value of such Asset as calculated by the Grantor. In providing this calculation, the Grantor shall use prices published by a nationally recognized pricing service for assets for which such prices are available, and for assets for which such prices are not available, the Grantor shall use methodologies consistent with those which it uses for determining the fair market value of assets held in its own general account (other than the Assets) in the ordinary course of business.

The term "Governmental Body" shall mean any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory body or arbitral body or arbitrator.

The term "Grantor" shall have the meaning specified in the preamble.

The term "Grantor Withdrawal Consent Notice" shall have the meaning specified in
Section 2(b) of this Agreement.

The term "Grantor Withdrawal Notice" shall have the meaning specified in Section 2(b) of this Agreement.

The term "Income" shall have the meaning specified in Section 5 of this Agreement.

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The term "Income Account" shall have the meaning specified in Section 5 of this
Agreement.

The term "Instructions" shall have the meaning specified in Section 7(g) of this Agreement.

The term "Investment Guidelines" shall mean the Investment Guidelines attached hereto as Exhibit C.

The term "Investment Order" shall have the meaning specified in Section 4(d) of this Agreement.

The term "Monthly Statement" shall have the meaning specified in Section 7(a) of this Agreement.

The term "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

The term "Notice of Intention" shall have the meaning specified in Section 12(a) of this Agreement.

The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body or other entity.

The term "Purchase Agreement" shall mean the Purchase and Sale Agreement, dated September 4, 2012, pursuant to which Hartford Life, Inc. has agreed to sell, and the Grantor has agreed to purchase, the Business and certain assets of Hartford Life, Inc. and its Affiliates.

The term "Proposed Date" shall have the meaning specified in Section 12(a) of this Agreement.

The term "RBC Ratio" shall mean, with respect to the Grantor, the percentage equal to (i) the quotient of the Total Adjusted Capital of the Grantor DIVIDED by the Company Action Level RBC, MULTIPLIED by (ii) 100.

The term "RBC Reporting Deadline" shall mean, as of any date, the date that is either: (i) sixty (60) calendar days after the end of each calendar year, or
(ii) forty-five (45) calendar days after the end of any calendar quarter other than the calendar quarter ending on December 31.

The term "Reinsurance Agreement" shall have the meaning specified in the preamble.

The term "Representative" of a Person shall mean the directors, officers, employees, advisors, agents, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person's Affiliates.

The term "Reserve Trust Account" shall have the meaning specified in the preamble.

The term "Reserve Credit" means full statutory financial statement credit for the reinsurance ceded to the Grantor under the Reinsurance Agreement in the Beneficiary's NAIC Annual Statement Blank and in all statutory financial statements of the Beneficiary required to be filed with the Governmental Body charged with supervision of insurance companies in the State of Connecticut.

The term "Reserve Credit Event" means any event that would cause the Beneficiary to not be permitted to receive Reserve Credit on any of its statutory financial statements provided that such event has not been remedied prior to the last calendar day of the calendar quarter in which such event occurs.

The term "S&P" shall mean Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or any successor thereto.

The term "Security Entitlement" shall mean "security entitlement" as defined in the UCC.

The term "Statutory Book Value" shall mean, with respect to any Eligible Asset, the dollar amount thereof stated on the statutory financial statements as admitted assets of the Grantor, as determined in accordance with the statutory accounting requirements in the Grantor's state of domicile, but disregarding any prescribed or permitted practices applicable to the Grantor.

The term "Termination Date" shall have the meaning specified in Section 12(b) of this Agreement.

The term "Termination Notice" shall have the meaning specified in Section 12(b) of this Agreement.

The term "Third Party Appraiser" shall mean a nationally recognized independent appraisal firm which is mutually acceptable to the Grantor and the Beneficiary or, if the Grantor and the Beneficiary are unable to agree on such an appraisal firm, an independent appraisal firm selected by mutual agreement of the Grantor's and the Beneficiary's independent accountants.

The term "Triggering Event" shall mean means either of the following occurrences:

(a) the Grantor's RBC Ratio falls below 300% as of a quarter-end and the Grantor has not cured such shortfall as of the applicable RBC Reporting Deadline; provided, that in the event there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Grantor's state of domicile with respect to the components of and methodologies contained in such calculation, the parties hereto shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Grantor's RBC Ratio in effect as of the date of execution of this Agreement within thirty (30) calendar days after the implementation of such change, and if the parties hereto cannot agree on any such alternative, the Grantor shall continue to calculate its RBC Ratio as if such material change had not occurred; or

(b) on any day occurring after a Trust Withdrawal Event Notice has been delivered to the Trustee, the financial strength rating of the Grantor falls below "BBB" as rated by S&P and "Baa2" as rated by Moody's.

The term "Total Adjusted Capital" shall mean, with respect to any insurance company, its total adjusted capital as calculated in accordance with the most current formula for calculating such amount adopted by the insurance regulatory authority in such insurance company's state of domicile.

The term "Trustee" shall have the meaning specified in the preamble.

The term "Trust Withdrawal Event Acknowledgment" shall have the meaning specified in Section 2(d) of this Agreement.

The term "Trust Withdrawal Event Notice" shall have the meaning specified in
Section 2(d) of this Agreement.

The term "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the Beneficiary's state of domicile.

SECTION 14. REMEDIES.

Each party agrees that any failure to perform, or breach of its obligations under this Agreement will result in irreparable injury to the other party, that the remedies available to such other party at law alone will be an inadequate remedy for such failure or breach and that, in addition to any other legal or equitable remedies that such other party may have, such other party may seek to enforce its rights in court by an Action for specific performance and the parties expressly waive the defense that a remedy in damages will be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an order or injunction to prevent or cure breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree that (a) by seeking any remedy provided for in this Section 14, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement and (b) nothing contained in this Section 14 shall require any party to institute any action for (or limit any party's right to institute any action for) specific performance under this
Section 14 before exercising any other right under this Agreement.

SECTION 15. GOVERNING LAW.

This Agreement and the Reserve Trust Account shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to conflict of laws principles that might lead to the application of the laws of another jurisdiction). Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall

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be deemed to be the "securities intermediary's jurisdiction" (as defined in
Section 8-110(e) of the UCC) of the Trustee.

SECTION 16. JURISDICTION; VENUE.

Each of the parties hereto irrevocably agrees that any and all Actions arising out of, relating to or in connection with this Agreement or the transactions contemplated by this Agreement or the formation, breach, termination or validity of this Agreement brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the in any district court of the United States of America located in the State of Connecticut, or, in the event that such courts do not have subject matter jurisdiction over such Action, in the courts of the State of Connecticut. Each of the parties agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 18, or in such other manner as may be permitted by Applicable Law, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement or the transactions contemplated by this Agreement or the formation, breach, termination or validity of this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Agreement, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the Action should be dismissed on the basis of FORUM NON CONVENIENS, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 17. JURY WAIVER.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PERSON CLAIM OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 17.

SECTION 18. NOTICES.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day of transmission if sent via electronic mail to the email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, or (d) on the second Business Day after delivery to an overnight courier (such as Federal Express) or an overnight mail service (such as the Express Mail service) maintained by the United States Postal Service, to the party as follows:

(a)  If to the Grantor, to:

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, Massachusetts 01111
     Attention: Elaine Sarsynski
     Facsimile: 413-744-1177
     Email: esarsynski@massmutual.com

with copies to (which shall not constitute notice):

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, Massachusetts 01111
     Attention: General Counsel
     Facsimile: 413-226-4134
     Email: mroellig49@massmutual.com

     Skadden, Arps, Slate, Meagher & Flom LLP
     Four Times Square
     New York, New York 10036
     Attention: Robert J. Sullivan
     J. Stephanie Nam
     Facsimile: 212-735-2000
     Email: robert.sullivan@skadden.com
            stephanie.nam@skadden.com

(b)  If to the Beneficiary, to:

     Hartford Life Insurance Company
     200 Hopmeadow Street
     Simsbury, CT 06089
     Attention: Ceded Reinsurance & General Counsel
     Facsimile: (866) 522-0308
     Email: james.heavner@thehartford.com
            alan.kreczko@thehartford.com

with a copy to (which shall not constitute notice):

     Sidley Austin LLP
     1 South Dearborn
     Chicago, Illinois 60603

     Attention: Perry J. Shwachman
                Sean M. Keyvan
     Facsimile: (312) 853-7036
     Email: pshwachman@sidley.com
            skeyvan@sidley.com

(c)  If to the Trustee, to:

     Citibank, N.A.
     Insurance Trust Product Management
     388 Greenwich Street
     New York, NY 10013
     Attention: Elizabeth O'Dea
     Telephone: (212) 816-8764
     Email: elizabeth.o'dea@citi.com

with a copy to (which shall not constitute notice):

     Citibank, N.A.
     Trust and Custody Operations
     480 Washington Boulevard, 30th Floor
     Jersey City, NJ 07310
     Attention: William Mulrenin
     Telephone: 973-461-7017
     Facsimile: 973-461-7193
     Email: william.mulrenin@citi.com

or to such other address as such party may indicate by a notice delivered to the other party hereto in accordance with this Section 18.

SECTION 19. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES.

(a) The rights and obligations of a party under this Agreement shall not be assignable or delegable by such party without the written consent of the other parties.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and their respective successors and assigns permitted by this Section 19 any right, remedy or claim under or by reason of this Agreement.

SECTION 20. ENTIRE AGREEMENT; AMENDMENTS.

(a) This Agreement, the Exhibits referred to herein and the Reinsurance Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties which representations, warranties, agreements, understandings or letters of intent shall be of no force or effect for any purpose and shall be interpreted without reference to any prior drafts hereof.

(b) This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized Representative of each of the parties hereto or their respective successors in interest.

SECTION 21. INTERPRETATION.

The table of contents, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Subject to Section 18, all references to "written notice" herein shall include notice by print, fax or electronic mail. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Except as otherwise set forth herein, any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. Any agreement referred to herein shall include reference to all Exhibits, Schedules and other documents or agreements attached thereto. References to dollars or "$" shall mean U.S. dollars. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Each representation, warranty, covenant, agreement and condition contained in this Agreement shall have independent significance.

SECTION 22. WAIVERS.

Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized Representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

SECTION 23. EXPENSES.

Except as otherwise expressly set forth in this Agreement (including in Section 1(d), Section 8 and Section 9), each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants. Notwithstanding the foregoing in this Section 23 or in Section 8 above, the Beneficiary agrees that it shall promptly reimburse the Grantor for 50% of all fees, expenses and costs of the Trustee in connection with the termination of the Reserve Trust Account pursuant to Section 1(g) that are paid or reimbursed to the Trustee by the Grantor.

SECTION 24. PARTIAL INVALIDITY.

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

SECTION 25. EXECUTION IN COUNTERPARTS.

This Agreement may be executed in one or more counterparts, including by facsimile or by electronic delivery in .pdf format, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed and delivered by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                               HARTFORD LIFE INSURANCE
                                               COMPANY

                                               By:
                                               Name:
                                               Title:

                      [Signatures Continue onto Next Page]

                                     MASSACHUSETTS MUTUAL LIFE INSURANCE
                                     COMPANY

                                     By:
                                     Name:
                                     Title:

                      [Signatures Continue onto Next Page]

                                               CITIBANK N.A., as Trustee

                                               By:
                                               Name:
                                               Title:

                                   EXHIBIT A

                           INITIAL TRANSFERRED ASSETS

                                 [SEE ATTACHED]

                                  EXHIBIT B-1

                     FORM OF BENEFICIARY WITHDRAWAL NOTICE

From: Hartford Life Insurance Company ("Beneficiary")

To: Citibank N.A. (the "Trustee")

Date: [ ]

Re: Trust Agreement dated as of December 31, 2012 among Massachusetts Mutual
    Life Insurance Company (the "Grantor"), the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the "Trust Agreement")

Dear Sirs:

We hereby give you notice pursuant to Section 2(a) of the Trust Agreement that
the Beneficiary is entitled to withdraw the [sum of $            ] [following
Assets] from the Reserve Trust Account[, for the following purposes permitted under Section 2(a) of the Trust Agreement: [SPECIFY BASIS FOR ISSUANCE OF BENEFICIARY WITHDRAWAL NOTICE]]

                   [SPECIFY LIST OF ASSETS TO BE WITHDRAWN].

Payment or delivery should be immediately made to [INSERT ACCOUNT INFORMATION] by the following method: [DESCRIBE METHOD OF CASH TRANSFER AND/OR ASSETS TO BE WITHDRAWN AND DELIVERY INSTRUCTIONS].

Yours faithfully,

[            ]

For and on behalf of Hartford Life Insurance Company

                                  EXHIBIT B-2

                       FORM OF GRANTOR WITHDRAWAL NOTICE

From: Massachusetts Mutual Life Insurance Company ("Grantor")

To: Citibank N.A. (the "Trustee") Hartford Life Insurance Company
("Beneficiary")

Date: [ ]

Re: Trust Agreement dated as of December 31, 2012 among the Grantor, the
    Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the "Trust Agreement")

Dear Sirs:

We hereby give you notice pursuant to Section 2[(b)][(c)][(d)] of the Trust
Agreement that the Grantor is entitled to withdraw the [sum of $            ]
[following Assets] from the Reserve Trust Account for the following purposes permitted under Section 2[(b)][(c)][(d)] of the Trust Agreement:

           [SPECIFY BASIS FOR ISSUANCE OF GRANTOR WITHDRAWAL NOTICE]

                   [SPECIFY LIST OF ASSETS TO BE WITHDRAWN].

[The Grantor hereby certifies to the Trustee and the Beneficiary that the [Statutory Book Value][Fair Market Value] of the Assets held in the Reserve Trust Account following such withdrawal will not be less than one hundred and two percent (102%) of the Required Balance.]

Payment or delivery should be immediately made to [INSERT ACCOUNT INFORMATION] by the following method: [DESCRIBE METHOD OF CASH TRANSFER AND/OR ASSETS TO BE WITHDRAWN AND DELIVERY INSTRUCTIONS].

Yours faithfully,

[                        ]

For and on behalf of Massachusetts Mutual Life Insurance Company

                                  EXHIBIT B-3

                   FORM OF GRANTOR WITHDRAWAL CONSENT NOTICE

[TO BE UTILIZED ONLY AFTER A RESERVE CREDIT EVENT]

From: Hartford Life Insurance Company ("Beneficiary")

To: Citibank N.A. (the "Trustee") Massachusetts Mutual Life Insurance Company ("Grantor")

Date: [ ]

Re: Trust Agreement dated as of December 31, 2012 among the Grantor, the
    Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the "Trust Agreement")

Dear Sirs:

Pursuant to that certain Grantor Withdrawal Notice dated as of [            ],
we hereby consent to the withdrawal as further described therein.

Yours faithfully,

[                        ]

Hartford Life Insurance Company

                                  EXHIBIT B-4

                                    FORM OF
                         TRUST WITHDRAWAL EVENT NOTICE

From: Massachusetts Mutual Life Insurance Company ("Reinsurer")

To: Hartford Life Insurance Company ("Ceding Company")

cc: Citibank N.A.

Date: [ ]

Re: Trust Withdrawal Event Notice

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

The Reinsurer hereby certifies to the Ceding Company that as of the date hereof the Trust Withdrawal Event Conditions are satisfied as follows:

(i) the financial strength of the Reinsurer is [ ] as rated by S&P and [ ] as rated by Moody's;

(ii) the Reinsurer's RBC Ratio as of the quarter end immediately preceding the date of this letter was [ ]%;

(iii) the numerical value of the Required Balance is [ ]; and

(iv) no Reserve Credit Event has occurred and is continuing.

[Trust Withdrawal Event Notice to include reasonable supporting documentation.]

This letter shall constitute a "Trust Withdrawal Event Notice" for purposes of
Section 4.10 of the Reinsurance Agreement.

Yours faithfully,

[                            ]
    -----------------------

For and on behalf of
Massachusetts Mutual Life Insurance Company

                                  EXHIBIT B-5

                 FORM OF TRUST WITHDRAWAL EVENT ACKNOWLEDGMENT

From: Hartford Life Insurance Company ("Ceding Company")

To: Massachusetts Mutual Life Insurance Company ("Reinsurer")

cc: Citibank N.A.

Date: [ ]

Re: Trust Withdrawal Event Acknowledgment

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

We hereby acknowledge and agree with your certification provided in that certain Trust Withdrawal Event Notice dated as of [ ] that the Trust Withdrawal Event Conditions are satisfied as of the date of such Trust Withdrawal Event Notice. Pursuant to Section 4.10 of the Reinsurance Agreement, the Reinsurer is entitled to withdraw all or any portion of the assets in that certain reserve trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement dated as of December 31, 2012, by and among Citibank N.A., the Reinsurer and the Ceding Company.

Yours faithfully,

[            ]

For and on behalf of Hartford Life Insurance Company

                                   EXHIBIT C

                      TRUST ACCOUNT INVESTMENT GUIDELINES

The following Trust Account Investment Guidelines are effective at all times and will be monitored monthly. Any changes to the Trust Account Investment Guidelines must be agreed upon in writing by Beneficiary (as defined below) and Grantor (as defined below). Reference is made to that certain Reserve Trust Agreement, dated as of December 31, 2012 (the "Reserve Trust Agreement"), by and among Massachusetts Mutual Life Insurance Company ("Grantor"), Hartford Life Insurance Company ("Beneficiary") and Citibank N.A. ("Trustee"). Capitalized terms used herein shall have the meaning set forth in the Reserve Trust Agreement.

TRUST ACCOUNT GUIDELINES

-   DURATION

The effective duration will be managed to be within a duration of +/- 1.0 years of a fixed duration target to be provided by Grantor. Grantor shall provide to the Beneficiary, annually, a report regarding its fixed duration target as well as an analysis as to the most efficient duration to manage the Trust Account. Such fixed duration target is subject to Beneficiary's approval (such approval not to be unreasonably withheld).

While within this permissible duration range, asset duration does not necessarily need to be actively rebalanced towards the specified duration target.

-   KEY RATE DURATION

A significant portion of the Trust Account will seek to ladder its maturities so that the assets are managed consistent with liability key rates or specific key rate duration targets. The key rate duration gaps will remain within 1.0 years of their targets.

-   CONVEXITY

Convexity will be positive.

-   ACCOUNT VALUE

Account Value shall mean, prior to a Triggering Event or Reserve Credit Event, Statutory Book Value, and from and after a Triggering Event or Reserve Credit Event, Fair Market Value, in each case, as defined in the Reserve Trust Agreement.

-   CREDIT QUALITY

Restrictions on aggregate Account Value exposure by quality are as follows:

EXPOSURE:                                                                   MAXIMUM:
---------------------------------------------------------------------------------------------------------
"A-" and Above ("NAIC 1")                              100% of Exposure
"BBB+", "BBB", "BBB-" ("NAIC 2")                       35% of Exposure
Below "BBB-" (BIG) ("NAIC 3" or below)                 10% of Exposure, to be reduced by 1% annually
                                                       beginning as of January 1, 2013 to 5% of Exposure
                                                       not later than January 1, 2017
                                                       5% of Exposure after January 1, 2017
Non-Rated (exclusive of Alternative                    5% of Exposure
Assets, Common Equity, Real Estate
Debt, Cash and Cash Equivalents)
Alternative Assets (inclusive of Common                5% of Exposure
Equity)
Non-Rated Real Estate Debt                             20% of Exposure

Maximum exposures by credit quality will be based on NAIC rating or, if unavailable, an equivalent rating based on Grantor's internal rating system.

If NAIC rating is not available, maximum exposure will be measured by Grantor based on effective rating as calculated by Grantor's analytical system. At the time of writing of this document, a security's effective rating is determined as follows:

-   If rated by all of Moody's, S&P, and Fitch, the median rating will prevail.

-   If rated by only two rating agencies, the lower rating will prevail.

-   If rated by only one rating agency, that agency's rating will be used.

-   If not rated by any agency, Grantor's internal rating will be used.

-   SECTOR ALLOCATION GUIDELINES

The table below outlines the permissible sector maximums for the Trust Account based on percentage of exposure on Account Value basis. Investments in any assets not included in the Sector Allocation table below are prohibited. All holdings are to be US Dollar denominated, except for the non-US Dollar denominated private placement investments set forth in ANNEX A hereto. Use of leverage is prohibited.

                                                                  PERMISSIBLE
SECTOR:                                                             MAXIMUM:
--------------------------------------------------------------------------------
Alternative Assets (Hedge Funds, Private Equity Funds, and
common equity)                                                         5%
Asset Backed Securities, Collateralized Loan Obligations and
Collateralized Debt Obligations                                       15%
Bank Loans                                                             5%
Cash and Cash Equivalents                                             100%
Commercial Mortgage Backed Securities                                 15%
Commercial Mortgages (excluding B-Notes and Mezzanine Debt
Financing, other than holdings transferred at Closing)                20%
Emerging Markets Debt                                                  5%
High Yield Corporate Debt                                              5%
Investment Grade Corporate Debt                                       80%
Municipal Bonds (Tax Exempt) & Sovereign Bonds                        10%
Residential Mortgage Backed Securities                                20%
US Agency Securities                                                  100%
US Treasury Securities (including STRIPS/TIPS)                        100%

There may also be times when allowable asset classes may be held in LLC, LP or other legal forms. In such cases, if the economics of the asset class are equivalent to the economics of direct ownership, the alternative ownership form will be permitted and will be aggregated against the limit for the underlying assets, provided, however, that the asset owned by the Trust is designated "NAIC 1" or "NAIC 2".

-   ISSUER LIMITS

Investments in the obligations of any single issuer, other than Governments or Government Agencies (which, for the purposes of the Trust Account Investment Guidelines, shall only include U.S. Treasuries, Resolution Trust Corporation (Refcorp) bonds and obligations issued by GNMA, FNMA, FHLMC and FHA), shall not exceed an Account Value equal to the greater of 2% of the aggregate Account Value of the Trust Account and $15 million.

-   ILLIQUID ASSETS

Total exposure to the following sectors will be no greater than 50% of the exposure on an Account Value basis of the Trust Account:

-   Non-AAA or Non-Senior Asset Backed Securities

-   Non-AAA or Non-Senior Commercial Mortgage Backed Securities

-   Collateralized Debt Obligations

-   Collateralized Loan Obligations

-   Private Emerging Markets (excluding 144a and Reg S securities)

-   Private High Yield Corporates (excluding 144a and Reg S securities)

-   Private Investment Grade Corporates (excluding 144a and Reg S securities)

-   Alternative Assets

-   Bank Loans

-   Commercial Mortgages

In any event, no more than 40% of the Account Value of the Trust Account will be classified Level 3 Fair Value as defined by FASB Accounting Standards Codification 820, FAIR VALUE MEASUREMENT.

VIOLATION RESOLUTION PROCESS

-   PRIOR TO A TRIGGERING EVENT OR RESERVE CREDIT EVENT

Upon identification of a violation of the Trust Account Investment Guidelines, Grantor will determine if the violation is passive or active. A passive violation may result from changes in the Account Value of the account, a downgrade of a security or the restructuring of an asset by a person other than Grantor or its Affiliates. If the Trust Account Investment Guidelines are passively violated, sales will not be required to bring the Trust Account back into compliance. Purchases, however, cannot be made that cause the Trust Account to further violate the Trust Account Investment Guidelines. Grantor will report the passive violation to Beneficiary no later than five (5) business days after identification of the violation. Grantor will correct the violation within ninety (90) days of such violation or receive approval from Beneficiary to allow an existing violation to remain for a certain period of time that is greater than ninety (90) days.

Violations (active) may also result from actions on the part of Grantor. Upon identification of an active violation of the Trust Account Investment Guidelines, Grantor will notify Beneficiary no later than two (2) Business Days following identification of the violation. Grantor will correct the violation within five (5) Business Days of such violation or receive approval from Beneficiary to allow an existing violation to remain uncured for a certain period of time that is greater than five (5) Business Days.

-   SUBSEQUENT TO A TRIGGERING EVENT OR RESERVE CREDIT EVENT

Upon identification of a violation of the Trust Account Investment Guidelines, Grantor will notify Beneficiary no later than two (2) Business Days following identification of the violation. Grantor will correct the violation within five
(5) Business Days of such violation or receive approval from Beneficiary to allow an existing violation to remain uncured for a certain period of time that is greater than five (5) Business Days.

REPORTING REQUIREMENTS

On a quarterly basis, Grantor will provide Beneficiary with a summary document reflecting investments held in the Trust Account relative to the Trust Account Investment Guidelines. At such time, Grantor will also provide a certification from an executive officer of Grantor that the management of the Trust Account during the preceding quarter was in compliance with all of the Trust Account Investment Guidelines, or, in the alternative, an explanation set forth in reasonable detail of the nature and extent of any violation of the Trust Account Investment Guidelines and how such violation was corrected or will be corrected in accordance with the terms hereof.

Grantor will provide the following Trust Account data for each holding and for the Trust Account in aggregate to Beneficiary in both PDF and Microsoft Excel form, which data will be reported on a quarterly basis:

HOLDING LEVEL DETAIL

-   Statutory Book Yield

-   Market Value

-   Statutory Book Value

-   Quality

-   Duration

AGGREGATE TRUST ACCOUNT LEVEL DETAIL

-   Trade Summary

-   Sector Summary

-   Subsector Summary

-   Duration, convexity and key rate durations

-   Quality rating summary

-   Target Duration

                                    ANNEX A

            NON-US DOLLAR DENOMINATED PRIVATE PLACEMENT INVESTMENTS

 PRIMARY BUS ID                 DESCRIPTION                 INST_CD      SUBSECTOR       SECTOR        CURRENCY
------------------------------------------------------------------------------------------------------------------
G2624@AD5          DAIRY CREST GROUP PLC                  CORP         Industrial     IG CORP        EUR
N2962#AA1          ENECO HOLDING NV                       CORP         Utilities      IG CORP        EUR
Q7160#AC3          ORICA FINANCE LTD SENIOR UNSEC         CORP         Industrial     IG CORP        AUD

                                   EXHIBIT D

                              FORM OF CURE NOTICE

From: Massachusetts Mutual Life Insurance Company ("Reinsurer")

To: Hartford Life Insurance Company ("Ceding Company")

cc: Citibank N.A.

Date: [ ]

Re: Cure Notice

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

We hereby give you notice pursuant to Section 4.11 of the Reinsurance Agreement that no Triggering Event or Reserve Credit Event is occurring as of the date hereof and that the Triggering Event or Reserve Credit Event which was previously outstanding was cured as follows:

[DESCRIBE APPLICABLE CURE AND INCLUDE REASONABLE SUPPORTING DOCUMENTATION.]

This letter shall constitute a "Cure Notice" for purposes of Section 4.11 of the Reinsurance Agreement.

Yours faithfully,

[            ]

For and on behalf of Massachusetts Mutual Life Insurance Company

                                   EXHIBIT E

                          FORM OF CURE ACKNOWLEDGMENT

From: Hartford Life Insurance Company ("Ceding Company")

To: Massachusetts Mutual Life Insurance Company ("Reinsurer")

cc: Citibank N.A.

Date: [ ]

Re: Cure Acknowledgment

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

We hereby acknowledge and agree with your certification provided in that certain Cure Notice dated as of [ ] that no Triggering Event or Reserve Credit Event is occurring as of the date of such Cure Notice. Pursuant to Section 4.11 of the Reinsurance Agreement, the delivery of this Cure Acknowledgment shall constitute a "Cure Event".

This letter shall constitute a "Cure Acknowledgment" for purposes of Section
4.11 of the Reinsurance Agreement.

Yours faithfully,

[            ]

For and on behalf of Hartford Life Insurance Company

                                   APPENDIX 1

                     RESERVE TRUST ACCOUNT OPENING LETTERS

                                 [SEE ATTACHED]

                                  Appendix 1-1

[LOGO]
MASSMUTUAL
FINANCIAL GROUP(SM)

                  PDF -- ORIGINALS VIA COURIER WHEN REQUESTED

Fred Esposito
Citibank, NA
388 Greenwich Street, 24th Floor
New York, NY 10013

Dear Fred:                                          December 7, 2012

Please open the domestic custody account listed below under Massachusetts Mutual Life Insurance Company's TIN # 04-1590850 for the Reserve Trust.

                                                                    ACCOUNT ID #
DOMESTIC CUSTODY                   ACCOUNT TITLE                    (FOR MM ONLY)
----------------------------------------------------------------------------------
240146            Massachusetts Mutual Life Insurance Company           50746
                  Reserve Trust -- RPG 401K and Tax Exempt

Mass Mutual will provide securities processing, cash management and banking services instructions under the terms of the Reserve Trust Agreement. This account will be associated for income transfers only with the new RPG DDA that we are currently in the process of opening under the name of "Massachusetts Mutual Life Insurance Company, BA 0034 Master".

Please provide the following services for this custody account:

       -   Include on all custody reports

       - Include on CitiDirect for Securities under user group -- Client ID MASSMUT

       - Include under the CITIBANK SECURITY PROCEDURES FORM -- FACSIMILE INSTRUCTIONS ON FILE

       -   Online wire initiation capability through CitiDirect for Securities

       - MassMutual will work with Donna Plaska, Project Manager-Specialized Projects Team, EB Client Services on setting up a new GXS SFTP Pull for prior day BAI reporting

Please include this custody account on MassMutual's 822 analysis transmission for Relationship #1637061 under Customer ID#1637061. This account should be credited with earnings credits calculated at the MassMutual relationship rate on the average daily cash balance in the account. The account analysis statement should include all bank charges with AFP service codes at the MassMutual agreed pricing.

Todd G. Picken, Corporate Vice President and Treasurer and Bruce C. Frisbie, Assistant Vice President and Associate Treasurer are the authorized signers for this account. Any instructions to open, change or close this account are valid if signed by either of the parties. We have enclosed the GENERAL SIGNING AUTHORITY, BANKING RESOLUTION CERTIFICATE and CERTIFICATE OF INCUMBENCY for your records.

Massachusetts Mutual Life Insurance Company     -   Springfield MA 01111-0001
and affiliated companies

Citibank, NA
December 7, 2012
Page 2 -- RE: RPG 401K and Tax Exempt

Please confirm that this account is operational in all respects by sending an email to hszydlo@massmutual.com.

Please call Holly Szydlo (860-562-5269) or email to hszydlo@massmutual.com or Bruce Frisbie (860-562-5250) or email to bfrisbie@massmutual.com if you have any questions.

Sincerely,

/s/ Bruce C. Frisbie
-------------------------------------
Bruce C. Frisbie, CTP
Assistant Vice President and
Associate Treasurer

/s/ Todd G. Picken
-------------------------------------
Todd G. Picken
Corporate Vice President and
Treasurer

Cc:  Dilip Thomas, Citibank
     Michael Shek, Citibank
     Janelle Tarantino, MassMutual
     Mark Remillard, MassMutual

Enclosures:
BANKING RESOLUTION CERTIFICATE
CERTIFICATE OF INCUMBENCY
CLIENT SECURITY PROCEDURES FORM
GENERAL SIGNING AUTHORITY
IRS W-9
RULE 14B

Massachusetts Mutual Life Insurance Company     -   Springfield MA 01111-0001
and affiliated companies

[LOGO]
MASSMUTUAL
FINANCIAL GROUP(SM)

                  PDF -- ORIGINALS VIA COURIER WHEN REQUESTED

Fred Esposito
Citibank, NA
388 Greenwich Street, 24th Floor
New York, NY 10013

Dear Fred:                                               December 7, 2012

Please open the domestic custody account listed below under Massachusetts Mutual Life Insurance Company's TIN # 04-1590850 for the Reserve Trust.

                                                                    ACCOUNT ID #
DOMESTIC CUSTODY                   ACCOUNT TITLE                    (FOR MM ONLY)
----------------------------------------------------------------------------------
240147            Massachusetts Mutual Life Insurance Company           50749
                  Reserve Trust -- RPG On Benefit Annuity

Mass Mutual will provide securities processing, cash management and banking services instructions under the terms of the Reserve Trust Agreement. This account will be associated with the existing DDA #30510407 for income transfer only.

Please provide the following services for this custody account:

       -   Include on all custody reports

       - Include on CitiDirect for Securities under user group -- Client ID MASSMUT

       - Include under the CITIBANK SECURITY PROCEDURES FORM -- FACSIMILE INSTRUCTIONS ON FILE

       -   Wire initiation capability through CitiDirect for Securities

       - MassMutual will work with Donna Plaska, Project Manager- Specialized Projects Team, EB Client Services on setting up a new GXS SFTP Pull for prior day BAI reporting

Please include this custody account on MassMutual's 822 analysis transmission for Relationship #1637061 under Customer ID#1637061. This account should be credited with earnings credits calculated at the MassMutual relationship rate on the average daily cash balance in the account. The account analysis statement should include all bank charges with AFP service codes at the MassMutual agreed pricing.

Todd G. Picken, Corporate Vice President and Treasurer and Bruce C. Frisbie, Assistant Vice President and Associate Treasurer are the authorized signers for this account. Any instructions to open, change or close this account are valid if signed by either of the parties. We have enclosed the GENERAL SIGNING AUTHORITY, BANKING RESOLUTION CERTIFICATE and CERTIFICATE OF INCUMBENCY for your records.

Massachusetts Mutual Life Insurance Company     -   Springfield MA 01111-0001
and affiliated companies

Citibank, NA
December 7, 2012
Page 2 -- RE: RPG On Benefit Annuity

Please confirm that this account is operational in all respects by sending an email to hszydlo@massmutual.com.

Please call Holly Szydlo (860-562-5269) or email to hszydlo@massmutual.com or Bruce Frisbie (860-562-5250) or email to bfrisbie@massmutual.com if you have any questions.

Sincerely,

/s/ Bruce C. Frisbie
-------------------------------------
Bruce C. Frisbie, CTP
Assistant Vice President and
Associate Treasurer

/s/ Todd G. Picken
-------------------------------------
Todd G. Picken
Corporate Vice President and
Treasurer

Cc:  Dilip Thomas, Citibank
     Michael Shek, Citibank
     Janelle Tarantino, MassMutual
     Mark Remillard, MassMutual

Enclosures:
BANKING RESOLUTION CERTIFICATE
CERTIFICATE OF INCUMBENCY
CLIENT SECURITY PROCEDURES FORM
GENERAL SIGNING AUTHORITY
IRS W-9
RULE 14B

Massachusetts Mutual Life Insurance Company     -   Springfield MA 01111-0001
and affiliated companies

[LOGO]
MASSMUTUAL
FINANCIAL GROUP(SM)

                  PDF -- ORIGINALS VIA COURIER WHEN REQUESTED

Fred Esposito
Citibank, NA
388 Greenwich Street, 24th Floor
New York, NY 10013

Dear Fred:                                                      December 7, 2012

Please open the domestic custody account listed below under Massachusetts Mutual Life Insurance Company's TIN # 04-1590850 for the Reserve Trust.

                                                                    ACCOUNT ID #
DOMESTIC CUSTODY                   ACCOUNT TITLE                    (FOR MM ONLY)
----------------------------------------------------------------------------------
240148            Massachusetts Mutual Life Insurance Company           50748
                  Reserve Trust -- Ambassador Funds

Mass Mutual will provide securities processing, cash management and banking services instructions under the terms of the Reserve Trust Agreement. This account will not be associated with any DDA; principal and interest cash will remain in this account.

Please provide the following services for this custody account:

       -   Include on all custody reports

       - Include on CitiDirect for Securities under user group -- Client ID MASSMUT

       - Include under the CITIBANK SECURITY PROCEDURES FORM -- FACSIMILE INSTRUCTIONS ON FILE

       -   Wire initiation capability through CitiDirect for Securities

       - MassMutual will work with Donna Plaska, Project Manager- Specialized Projects Team, EB Client Services on setting up a new GXS SFTP Pull for prior day BAI reporting.

Please include this custody account on MassMutual's 822 analysis transmission for Relationship #1637061 under Customer ID#1637061. This account should be credited with earnings credits calculated at the MassMutual relationship rate on the average daily cash balance in the account. The account analysis statement should include all bank charges with AFP service codes at the MassMutual agreed pricing.

Todd G. Picken, Corporate Vice President and Treasurer and Bruce C. Frisbie, Assistant Vice President and Associate Treasurer are the authorized signers for this account. Any instructions to open, change or close this account are valid if signed by either of the parties. We have enclosed the GENERAL SIGNING AUTHORITY, BANKING RESOLUTION CERTIFICATE and CERTIFICATE OF INCUMBENCY for your records.

Massachusetts Mutual Life Insurance Company     -   Springfield MA 01111-0001
and affiliated companies

Citibank, NA
December 7, 2012
Page 2 -- RE: Ambassador Funds

Please confirm that this account is operational in all respects by sending an email to hszydlo@massmutual.com.

Please call Holly Szydlo (860-562-5269) or email to hszydlo@massmutual.com or Bruce Frisbie (860-562-5250) or email to bfrisbie@massmutual.com if you have any questions.

Sincerely,

/s/ Bruce C. Frisbie
-------------------------------------
Bruce C. Frisbie, CTP
Assistant Vice President and
Associate Treasurer

/s/ Todd G. Picken
-------------------------------------
Todd G. Picken
Corporate Vice President and
Treasurer

Cc:  Dilip Thomas, Citibank
     Michael Shek, Citibank
     Janelle Tarantino, MassMutual
     Mark Remillard, MassMutual

Enclosures:
BANKING RESOLUTION CERTIFICATE
CERTIFICATE OF INCUMBENCY
CLIENT SECURITY PROCEDURES FORM
GENERAL SIGNING AUTHORITY
IRS W-9
RULE 14B

Massachusetts Mutual Life Insurance Company   -   Springfield MA 01111-0001
and affiliated companies

                                   APPENDIX 2

                          ASSET TRANSFER NOTIFICATION

From: Massachusetts Mutual Life Insurance Company (the "Grantor") and Hartford Life Insurance Company (the "Beneficiary")

To: Citibank N.A. (the "Trustee")

Date: December 31, 2012

Re: Asset Transfer Notification

Dear Sirs:

We are writing in connection with the Trust Agreement dated as of December 31, 2012 among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the "Trust Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Trust Agreement.

We hereby give you notice pursuant to 1(a) of the Trust Agreement that all asset transfers to be effected prior to the Effective Time pursuant to the Agreement have occurred and the Reserve Trust Account shall automatically and irrevocably become an account owned by the Grantor effective as of the Effective Time and shall hereafter be in the name of the Grantor.

Yours faithfully,

[                            ]
    -----------------------

For and on behalf of Massachusetts Mutual Life Insurance Company

[                            ]
    -----------------------

For and on behalf of
Hartford Life Insurance Company

                                  Appendix 2-1

                                  EXHIBIT B-1

                                    FORM OF
                      GENERAL ACCOUNT SETTLEMENT STATEMENT

                                 [SEE ATTACHED]

                                  EXHIBIT B-1

                      GENERAL ACCOUNT SETTLEMENT STATEMENT

REFLECTS ALL ACTIVITY FOR ACCOUNTING PERIOD [  ]:

                                                                                                           PAID OR RECEIVED
                                                                                                            BY REINSURER AS
                                                                                                             DESCRIBED IN
                                                                                                           SECTION 3.4(B) OF
                                                                                                   TOTAL     THE AGREEMENT     NET
-----------------------------------------------------------------------------------------------------------------------------------
1.    RECOVERABLES -- SECTION 3.1(B)
      (i)           Premiums (premiums, considerations, deposits, loan repayments and other receipts received in respect of the Covered Insurance Policies, including
                    any amounts received under any Plan ASA)                                      $        $                  $
      (ii)          Litigation recoveries to the extent such recoveries relate to Reinsured
                    Liabilities                                                                   $        $                  $
      (iii)         Charges, fees and other payments described in Section 3.1(b) (iii) of the
                    Agreement to the extent related to the Covered Insurance Policies             $        $                  $
      (iv)          All other payments, collections, fees, credits, releases of funds to the
                    Ceding Company from any Separate Accounts established by the Ceding Company and any and all recoveries relating to the Reinsured Liabilities or the
                    Covered Insurance Policies                                                    $        $                  $
      (v)           Investment income actually received relating to items (i) through (iv) above  $        $                  $
                    TOTAL RECOVERABLES = (i) + (ii) + (iii) + (iv) + (v)                          $        $                  $
2.    GENERAL ACCOUNT LIABILITIES
      (i)           All gross Liabilities, obligations and expenses arising under the Covered
                    Insurance Policies (excluding Separate Account Liabilities)
              (a)   Liabilities resulting under the terms and conditions of the Covered           $        $                  $
                    Insurance Policies as described in subpart (i)(a) of the definition of
                    "General Account Liabilities" set forth in Article I of the Agreement
              (b)   Liabilities arising under changes to the terms and conditions of the Covered  $        $                  $
                    Insurance Policies as described in subpart (i)(b) of the definition of
                    "General Account Liabilities" set forth in Article I of the Agreement
              (c)   Liabilities that relate to any amounts held in the general account of the     $        $                  $
                    Ceding Company pending transfer to the Separate Accounts
                    TOTAL (i) = (a) + (b) + (c)                                                   $        $                  $
      (ii)          The following Liabilities, obligations, expenses and Premium taxes
              (a)   Premium taxes as described in subpart (ii)(a) of the definition of "General   $        $                  $
                    Account Liabilities" set forth in Article I of the Agreement
              (b)   Fees and other amounts payable in respect of the Covered Insurance Policies   $        $                  $
                    and Plan ASAs
              (c)   Compensation and other servicing and administration fees payable with         $        $                  $
                    respect to the Covered Insurance Policies payable by the Ceding Company or
                    HSD to or for the benefit of the Distributors
              (d)   Reinsurer Extra Contractual Obligations                                       $        $                  $
                    TOTAL (ii) = (a) + (b) + (c) + (d)                                            $        $                  $
      (iii)         The following Liabilities, obligations, excise taxes and expenses
              (a)   Guaranty association assessments and similar charges to the extent related    $        $                  $
                    to Premiums earned on or after the Effective Time as described in subpart
                    (iii)(a) of the definition of "General Account Liabilities" set forth in
                    Article I of the Agreement
              (b)   Liabilities to the extent relating to periods on or after the Effective Time  $        $                  $
                    that relate to the Separate Accounts that are not payable out of the assets of Separate Accounts as described in subpart (iii)(b) of the definition of
                    "General Account Liabilities" set forth in Article I of the Agreement
              (c)   excise taxes imposed with respect to the administration of the Covered        $        $                  $
                    Insurance Policies on or after the Effective Time
                    TOTAL (iii) = (a) + (b) + (c)                                                 $        $                  $
                    TOTAL GENERAL ACCOUNT LIABILITIES = (i) + (ii) + (iii)                        $        $                  $
3.                  NET SETTLEMENT = (1) - (2)                                                                                $

                                  EXHIBIT B-2

                 FORM OF SEPARATE ACCOUNT SETTLEMENT STATEMENT

                                 [SEE ATTACHED]

                                  EXHIBIT B-2

                     SEPARATE ACCOUNT SETTLEMENT STATEMENT

REFLECTS ALL ACTIVITY FOR ACCOUNTING PERIOD [ ]:

                                                                    TOTAL
--------------------------------------------------------------------------
1     SEPARATE ACCOUNT LIABILITIES
      All Liabilities, obligations, expenses and Premium and
      excise taxes arising under the Covered Insurance Policies to
      the extent payable out of the Separate Accounts               $

                                   EXHIBIT C

                      TRUST ACCOUNT INVESTMENT GUIDELINES

The following Trust Account Investment Guidelines are effective at all times and will be monitored monthly. Any changes to the Trust Account Investment Guidelines must be agreed upon in writing by Beneficiary (as defined below) and Grantor (as defined below). Reference is made to that certain Reserve Trust Agreement, dated as of December 31, 2012 (the "Reserve Trust Agreement"), by and among Massachusetts Mutual Life Insurance Company ("Grantor"), Hartford Life Insurance Company ("Beneficiary") and Citibank N.A. ("Trustee"). Capitalized terms used herein shall have the meaning set forth in the Reserve Trust Agreement.

TRUST ACCOUNT GUIDELINES

-   DURATION

The effective duration will be managed to be within a duration of +/- 1.0 years of a fixed duration target to be provided by Grantor. Grantor shall provide to the Beneficiary, annually, a report regarding its fixed duration target as well as an analysis as to the most efficient duration to manage the Trust Account. Such fixed duration target is subject to Beneficiary's approval (such approval not to be unreasonably withheld).

While within this permissible duration range, asset duration does not necessarily need to be actively rebalanced towards the specified duration target.

-   KEY RATE DURATION

A significant portion of the Trust Account will seek to ladder its maturities so that the assets are managed consistent with liability key rates or specific key rate duration targets. The key rate duration gaps will remain within 1.0 years of their targets.

-   CONVEXITY

Convexity will be positive.

-   ACCOUNT VALUE

Account Value shall mean, prior to a Triggering Event or Reserve Credit Event, Statutory Book Value, and from and after a Triggering Event or Reserve Credit Event, Fair Market Value, in each case, as defined in the Reserve Trust Agreement.

-   CREDIT QUALITY

Restrictions on aggregate Account Value exposure by quality are as follows:

EXPOSURE:                                              MAXIMUM:
------------------------------------------------------------------------------
"A-" and Above ("NAIC 1")               100% of Exposure
"BBB+", "BBB", "BBB-" ("NAIC 2")        35% of Exposure
Below "BBB-" (BIG) ("NAIC 3" or below)  10% of Exposure, to be reduced by 1%
                                        annually beginning as of January 1,
                                        2013 to 5% of Exposure not later than
                                        January 1, 2017
                                        5% of Exposure after January 1, 2017
Non-Rated (exclusive of Alternative     5% of Exposure
Assets, Common Equity, Real Estate
Debt, Cash and Cash Equivalents)
Alternative Assets (inclusive of        5% of Exposure
Common Equity)
Non-Rated Real Estate Debt              20% of Exposure

Maximum exposures by credit quality will be based on NAIC rating or, if unavailable, an equivalent rating based on Grantor's internal rating system.

If NAIC rating is not available, maximum exposure will be measured by Grantor based on effective rating as calculated by Grantor's analytical system. At the time of writing of this document, a security's effective rating is determined as follows:

-   If rated by all of Moody's, S&P, and Fitch, the median rating will prevail.

-   If rated by only two rating agencies, the lower rating will prevail.

-   If rated by only one rating agency, that agency's rating will be used.

-   If not rated by any agency, Grantor's internal rating will be used.

-   SECTOR ALLOCATION GUIDELINES

The table below outlines the permissible sector maximums for the Trust Account based on percentage of exposure on Account Value basis. Investments in any assets not included in the Sector Allocation table below are prohibited. All holdings are to be US Dollar denominated, except for the non-US Dollar denominated private placement investments set forth in Annex A hereto. Use of leverage is prohibited.

SECTOR:                                                             PERMISSIBLE MAXIMUM:
-----------------------------------------------------------------------------------------
Alternative Assets (Hedge Funds, Private Equity Funds, and common
 equity)                                                                       5%
Asset Backed Securities, Collateralized Loan Obligations and
 Collateralized Debt Obligations                                              15%
Bank Loans                                                                     5%
Cash and Cash Equivalents                                                    100%
Commercial Mortgage Backed Securities                                         15%
Commercial Mortgages (excluding B-Notes and Mezzanine Debt
 Financing, other than holdings transferred at Closing)                       20%
Emerging Markets Debt                                                          5%
High Yield Corporate Debt                                                      5%
Investment Grade Corporate Debt                                               80%
Municipal Bonds (Tax Exempt) & Sovereign Bonds                                10%
Residential Mortgage Backed Securities                                        20%
US Agency Securities                                                         100%
US Treasury Securities (including STRIPS/TIPS)                               100%

There may also be times when allowable asset classes may be held in LLC, LP or other legal forms. In such cases, if the economics of the asset class are equivalent to the economics of direct ownership, the alternative ownership form will be permitted and will be aggregated against the limit for the underlying assets, provided, however, that the asset owned by the Trust is designated "NAIC 1" or "NAIC 2".

-   ISSUER LIMITS

Investments in the obligations of any single issuer, other than Governments or Government Agencies (which, for the purposes of the Trust Account Investment Guidelines, shall only include U.S. Treasuries, Resolution Trust Corporation (Refcorp) bonds and obligations issued by GNMA, FNMA, FHLMC and FHA), shall not exceed an Account Value equal to the greater of 2% of the aggregate Account Value of the Trust Account and $15 million.

-   ILLIQUID ASSETS

Total exposure to the following sectors will be no greater than 50% of the exposure on an Account Value basis of the Trust Account:

-   Non-AAA or Non-Senior Asset Backed Securities

-   Non-AAA or Non-Senior Commercial Mortgage Backed Securities

-   Collateralized Debt Obligations

-   Collateralized Loan Obligations

-   Private Emerging Markets (excluding 144a and Reg S securities)

-   Private High Yield Corporates (excluding 144a and Reg S securities)

-   Private Investment Grade Corporates (excluding 144a and Reg S securities)

-   Alternative Assets

-   Bank Loans

-   Commercial Mortgages

In any event, no more than 40% of the Account Value of the Trust Account will be classified Level 3 Fair Value as defined by FASB Accounting Standards Codification 820, FAIR VALUE MEASUREMENT.

VIOLATION RESOLUTION PROCESS

-   PRIOR TO A TRIGGERING EVENT OR RESERVE CREDIT EVENT

Upon identification of a violation of the Trust Account Investment Guidelines, Grantor will determine if the violation is passive or active. A passive violation may result from changes in the Account Value of the account, a downgrade of a security or the restructuring of an asset by a person other than Grantor or its Affiliates. If the Trust Account Investment Guidelines are passively violated, sales will not be required to bring the Trust Account back into compliance. Purchases, however, cannot be made that cause the Trust Account to further violate the Trust Account Investment Guidelines. Grantor will report the passive violation to Beneficiary no later than five (5) business days after identification of the violation. Grantor will correct the violation within ninety (90) days of such violation or receive approval from Beneficiary to allow an existing violation to remain for a certain period of time that is greater than ninety (90) days.

Violations (active) may also result from actions on the part of Grantor. Upon identification of an active violation of the Trust Account Investment Guidelines, Grantor will notify Beneficiary no later than two (2) Business Days following identification of the violation. Grantor will correct the violation within five (5) Business Days of such violation or receive approval from Beneficiary to allow an existing violation to remain uncured for a certain period of time that is greater than five (5) Business Days.

-   SUBSEQUENT TO A TRIGGERING EVENT OR RESERVE CREDIT EVENT

Upon identification of a violation of the Trust Account Investment Guidelines, Grantor will notify Beneficiary no later than two (2) Business Days following identification of the violation. Grantor will correct the violation within five
(5) Business Days of such violation or receive approval from Beneficiary to allow an existing violation to remain uncured for a certain period of time that is greater than five (5) Business Days.

REPORTING REQUIREMENTS

On a quarterly basis, Grantor will provide Beneficiary with a summary document reflecting investments held in the Trust Account relative to the Trust Account Investment Guidelines. At such time, Grantor will also provide a certification from an executive officer of Grantor that the management of the Trust Account during the preceding quarter was in compliance with all of the Trust Account Investment Guidelines, or, in the alternative, an explanation set forth in reasonable detail of the nature and extent of any violation of the Trust Account Investment Guidelines and how such violation was corrected or will be corrected in accordance with the terms hereof.

Grantor will provide the following Trust Account data for each holding and for the Trust Account in aggregate to Beneficiary in both PDF and Microsoft Excel form, which data will be reported on a quarterly basis:

HOLDING LEVEL DETAIL

-   Statutory Book Yield

-   Market Value

-   Statutory Book Value

-   Quality

-   Duration

AGGREGATE TRUST ACCOUNT LEVEL DETAIL

-   Trade Summary

-   Sector Summary

-   Subsector Summary

-   Duration, convexity and key rate durations

-   Quality rating summary

-   Target Duration

                                    ANNEX A

            NON-US DOLLAR DENOMINATED PRIVATE PLACEMENT INVESTMENTS

PRIMARY BUS ID                  DESCRIPTION                  INST_CD   SUBSECTOR   SECTOR    CURRENCY
-----------------------------------------------------------------------------------------------------
G2624@AD5         DAIRY CREST GROUP PLC                     CORP       Industrial IG CORP    EUR
N2962#AA1         ENECO HOLDING NV                          CORP       Utilities  IG CORP    EUR
Q7160#AC3         ORICA FINANCE LTD SENIOR UNSEC            CORP       Industrial IG CORP    AUD

                                   EXHIBIT D

                     TERMINAL SETTLEMENT UNDER SECTION 7.4

1. Amounts payable by the Ceding Company to the Reinsurer pursuant to Section 3.1(b) as of the Recapture Date, LESS

2. Amounts payable by the Reinsurer to the Ceding Company for the Reinsured Liabilities pursuant to Section 3.3 as of the Recapture Date, LESS

3.   General Account Reserves as of the Recapture Date, PLUS

4. Any amounts withheld by the Ceding Company in accordance with Section 4.8 as of the Recapture Date and any assets of the Trust Account that are released to the Ceding Company upon the direction of the Reinsurer on the Recapture Date, PLUS

5. (A) If the Recapture Date occurs prior to the date that is ten (10) years following the Closing Date, an amount equal to A MINUS B, where "A" is equal to the Ceding Commission reduced on a straight line basis over ten
     (10) years and "B" is equal to any costs and expenses related to the transition of the servicing of the Covered Insurance Policies (but not the actual costs and expenses of such servicing) from the Ceding Company to the Reinsurer or (B) if the Recapture Date occurs on or after the date that is ten (10) years following the Closing Date, an amount equal to zero. For the avoidance of doubt, the amount calculated pursuant to (A) above shall not be negative.

                                   EXHIBIT E

                     FORM OF TRUST WITHDRAWAL EVENT NOTICE

From: Massachusetts Mutual Life Insurance Company ("Reinsurer")

To: Hartford Life Insurance Company ("Ceding Company")

cc: Citibank N.A.

Date: [ ]

Re: Trust Withdrawal Event Notice

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

The Reinsurer hereby certifies to the Ceding Company that as of the date hereof the Trust Withdrawal Event Conditions are satisfied as follows:

(i) the financial strength of the Reinsurer is [ ] as rated by S&P and [ ] as rated by Moody's;

(ii) the Reinsurer's RBC Ratio as of the quarter end immediately preceding the date of this letter was [ ]%;

(iii) the numerical value of the Required Balance is [ ]; and

(iv) no Reserve Credit Event has occurred and is continuing.

[Trust Withdrawal Event Notice to include reasonable supporting documentation.]

This letter shall constitute a "Trust Withdrawal Event Notice" for purposes of
Section 4.10 of the Reinsurance Agreement.

Yours faithfully,

[            ]

For and on behalf of
Massachusetts Mutual Life Insurance Company

                                   EXHIBIT F

                 FORM OF TRUST WITHDRAWAL EVENT ACKNOWLEDGMENT

From: Hartford Life Insurance Company ("Ceding Company")

To: Massachusetts Mutual Life Insurance Company ("Reinsurer")

cc: Citibank N.A.

Date: [ ]

Re: Trust Withdrawal Event Acknowledgment

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

We hereby acknowledge and agree with your certification provided in that certain Trust Withdrawal Event Notice dated as of [ ] that the Trust Withdrawal Event Conditions are satisfied as of the date of such Trust Withdrawal Event Notice. Pursuant to Section 4.10 of the Reinsurance Agreement, the Reinsurer is entitled to withdraw all or any portion of the assets in that certain reserve trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement dated as of December 31, 2012, by and among Citibank N.A., the Reinsurer and the Ceding Company.

Yours faithfully,

[            ]

For and on behalf of Hartford Life Insurance Company

                                   EXHIBIT G

                              FORM OF CURE NOTICE

From: Massachusetts Mutual Life Insurance Company ("Reinsurer")

To: Hartford Life Insurance Company ("Ceding Company")

cc: Citibank N.A.

Date: [ ]

Re: Cure Notice

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

We hereby give you notice pursuant to Section 4.11 of the Reinsurance Agreement that no Triggering Event or Reserve Credit Event is occurring as of the date hereof and that the Triggering Event or Reserve Credit Event which was previously outstanding was cured as follows:

  [DESCRIBE APPLICABLE CURE AND INCLUDE REASONABLE SUPPORTING DOCUMENTATION.]

This letter shall constitute a "Cure Notice" for purposes of Section 4.11 of the Reinsurance Agreement.

Yours faithfully,

[                        ]

For and on behalf of Massachusetts Mutual Life Insurance Company

                                   EXHIBIT H

                          FORM OF CURE ACKNOWLEDGMENT

From: Hartford Life Insurance Company ("Ceding Company")

To: Massachusetts Mutual Life Insurance Company ("Reinsurer")

cc: Citibank N.A.

Date: [ ]

Re: Cure Acknowledgment

Dear Sirs:

We are writing in connection with the Reinsurance Agreement dated as of January 1, 2013 between the Reinsurer and the Ceding Company (as amended, modified or supplemented from time to time, the "Reinsurance Agreement"). Capitalized terms used in this letter but not defined herein shall have their respective meanings in the Reinsurance Agreement.

We hereby acknowledge and agree with your certification provided in that certain Cure Notice dated as of [ ] that no Triggering Event or Reserve Credit Event is occurring as of the date of such Cure Notice. Pursuant to Section 4.11 of the Reinsurance Agreement, the delivery of this Cure Acknowledgment shall constitute a "Cure Event".

This letter shall constitute a "Cure Acknowledgment" for purposes of Section
4.11 of the Reinsurance Agreement.

Yours faithfully,

[            ]

For and on behalf of Hartford Life Insurance Company

                                   EXHIBIT I

               SCHEDULE OF PLAN ADMINISTRATIVE SERVICE AGREEMENTS

                                 [SEE ATTACHED]